Evergreen

BALANCED FUNDS

Annual Report
as of March 31, 2002

Evergreen Investments℠
MUTUAL FUNDS

Investments that stand the test of time

Year in and year out, Evergreen Investments seeks to provide each client with sound, time-tested investment strategies designed for sustainable long-term success. With approximately $218 billion* in assets under management for more than 4 million individual investors, we have a 70-year track record of successful investing. Our commitment to every one of our clients is reflected in the rigor and discipline with which we manage investments.

We offer a complete family of mutual funds designed to help investors meet a wide range of financial goals. From money market funds that meet short-term needs to international funds that involve greater risk but seek potentially higher returns, Evergreen provides a broad array of flexible investment options. Across all investment styles, we are committed to providing investors with investment excellence day after day, quarter after quarter and year after year.

*As of March 31, 2002

This semiannual report must be preceded or accompanied by a prospectus of an Evergreen fund contained herein. The prospectus contains more complete information, including fees and expenses, and should be read carefully before investing or sending money.

Mutual Funds:	NOT FDIC INSURED	MAY LOSE VALUE	NOT BANK GUARANTEED

Evergreen InvestmentsSM is a service mark of Evergreen Investment Management Company, LLC. Copyright 2002.

Evergreen Funds are distributed by Evergreen Distributor, Inc., 90 Park Avenue, 10th Floor, New York, NY 10016.

Letter to Shareholders
May 2002

William M. Ennis President and CEO	Dennis H. Ferro Chief Investment Officer

Dear Evergreen Shareholders,

We are pleased to provide the annual report for the Evergreen Balanced Funds, which covers the 12-month period ended March 31, 2002.

The 12-month period ended March 31, 2002, experienced dramatic changes in both the bond and stock markets. While the fixed income markets saw improving conditions, the equity markets deteriorated. This was caused primarily by the economic downturn and the ensuing Federal Reserve Board actions to aggressively lower short-term interest rates.

Although the S&P 500 Index returned a relatively flat 0.21% for the period, volatility over the period was extreme. After reaching a low early in 2001, the market then had a significant rally, but could not sustain itself given the dismal economic and earnings activity. The market saw a sharp decline in late September, but rallied strongly late in the fourth quarter, as it had discounted a lot of the negative news. After the fourth quarter and through the end of the period, however, the market showed no clear direction.

In the fixed income markets, the clear outperformers over the time period were higher-quality bonds and bonds with maturities in the three to seven-year range. Lower-quality bonds, plagued by accounting and bankruptcy issues, underperformed.

Looking ahead, we believe we are in a relatively positive environment for both stocks and bonds. If we have indeed seen the worst of stock market performance, economic activity and corporate earnings pressures, stock performance should improve. Additionally, we believe we are in a benign inflationary environment, which may bode well for bonds. While we expect continued volatility in the markets, as well as more normal returns for financial assets, the current environment may be one in which the patient investor is rewarded.

Diversification remains important

An environment like the past 12 months offers many reasons for building a diversified portfolio rather than trying to predict the market’s movements. An exposure to various types of investments should remain an important component of a well-balanced portfolio. It is important that you consult with your financial advisor to develop a strategy that will support your long-term objectives. Please visit our newly enhanced Web site, EvergreenInvestments.com, for more information about our funds, including our quarterly online shareholder newsletter, Evergreen Events.

Thank you for your continuing support of Evergreen Investments.

Sincerely,

William M. Ennis
President and CEO
Evergreen Investments

Dennis H. Ferro
Chief Investment Officer
Evergreen Investments

EVERGREEN
Balanced Fund
Fund at a Glance as of March 31, 2002

“We participated in the strong performance of the energy sector during the period. Stock selection, including opportunistic trading of high beta stocks, contributed to the fund’s performance.”

Portfolio Management

Patricia Bannan, CFA
Tenure: November 1999

Tattersall Advisory Group, Inc.
Tenure: May 2001

PERFORMANCE AND RETURNS2

Portfolio Inception Date: 9/11/1935	Class A	Class B	Class C	Class I

Class Inception Date	1/20/1998	9/11/1935	1/22/1998	1/26/1998

Average Annual Returns*

1 year with sales charge	-4.84%	-4.84%	-1.75%	N/A

1 year w/o sales charge	0.99%	0.10%	0.22%	1.00%

5 years	5.74%	6.07%	6.33%	7.17%

10 years	8.09%	8.37%	8.40%	8.82%

Maximum Sales Charge	5.75%	5.00%	2.00%	N/A

	Front End	CDSC	CDSC

30-day SEC Yield	1.85%	1.20%	1.21%	2.21%

12-month income dividends per share	$0.18	$0.12	$0.12	$0.20

*Adjusted for maximum applicable sales charge, unless noted.

LONG TERM GROWTH

Comparison of a $10,000 investment in Evergreen Balanced Fund Class A shares,2 versus a similar investment in the Standard & Poor’s 500 Index (S&P 500), the Lehman Brothers Aggregate Bond Index (LBABI) and the Consumer Price Index (CPI).

The S&P 500 and the LBABI are unmanaged market indexes and do not include transaction costs associated with buying and selling securities or any mutual fund expenses. The CPI is a commonly used measure of inflation and does not represent an investment return. It is not possible to invest directly in an index.

CURRENT INVESTMENT STYLE1

Morningstar’s Style Boxes are based on a portfolio date as of 3/31/2002.

The Equity Style Box placement is based on a fund’s price-to-earnings and price-to-book ratio relative to the S&P 500, as well as the size of the companies in which it invests, or median market capitalization.

The Fixed Income Style Box placement is based on a fund’s average effective maturity or duration and the average credit rating of the bond portfolio.

1 Source: 2002 Morningstar, Inc.

2 Past performance is no guarantee of future results. The investment return and principal value of an investment will fluctuate so that investors’ shares, when redeemed, may be worth more or less than their original cost. The performance of each class may vary based on differences in loads, fees and expenses paid by the shareholders investing in each class. Performance includes the reinvestment of income dividends and capital gain distributions. Performance shown does not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

Historical performance shown for Classes A, C and I prior to their inception is based on the performance of Class B, the original class offered. The historical returns for Classes A and I have not been adjusted to reflect the effect of each class’ 12b-1 fees. These fees are 0.25% for Class A and 1.00% for Classes B and C. Class I does not pay 12b-1 fees. If these fees had been reflected, returns for Classes A and I would be higher.

Class I shares are only offered to investment advisory clients of an investment advisor of an Evergreen fund (or its advisory affiliates) through special arrangements entered into on behalf of Evergreen Investments with certain financial services firms, certain institutional investors and persons who owned Class Y shares in registered name in an Evergreen fund on or before December 31, 1994.

The fund’s investment objective is non-fundamental and may be changed without the vote of the fund’s shareholders.

U.S. government guarantees apply only to the underlying securities of the fund’s portfolio and not to the fund’s shares.

Foreign investments may contain more risk due to the inherent risks associated with changing political climates, foreign market instability and foreign currency fluctuations.

Funds that invest in high yield, lower-rated bonds may contain more risks due to the increased possibility of default.

All data is as of March 31, 2002, and subject to change.

EVERGREEN
Balanced Fund
Portfolio Manager Interview

How did the fund perform?

The fund’s Class A shares had a total return of 0.99% for the 12-month period ended March 31, 2002, excluding any applicable sales charges. The S&P 500 Index (S&P 500), a benchmark for stock investing, rose 0.21% while the Lehman Brothers Aggregate Bond Index (LBABI), a benchmark for fixed income investing, rose 5.35%. The median return for all balanced funds during the same

12-month time period was 1.63%, according to Lipper Inc., an independent monitor of mutual fund performance.

Portfolio Characteristics
(as of 3/31/2002)

Total Net Assets	$1,017,868,803

Number of Holdings	259

Beta	0.51

P/E Ratio	27.3x

Effective Maturity	7.3 years

Average Duration	4.5 years

Average Credit Quality*	AAA

* Source: Standard & Poor’s

What was the environment for equity investing?

While the S&P 500 returned a flat 0.21% for the 12-month period ended March 31, 2002, this masks the extreme volatility that occurred during the period. Interestingly, the two strongest sectors within the S&P 500 during the period were materials and consumer staples; historically, these sectors have not performed well at the same time. Consumer staples performed well against a backdrop of declining corporate earnings. Investors turned to these stocks for safety as they return stable, steady results.

Portfolio Composition
(as a percentage of 3/31/2002 portfolio assets)

Common Stocks	60.5%

Corporate Bonds & Notes	11.7%

Mortgage-Backed Securities	9.8%

Collateralized Mortgage Obligations	6.5%

U.S. Treasury Obligations	5.3%

Mutual Fund Shares	4.6%

Asset-Backed Securities	1.3%

Yankee Obligations	0.2%

Convertible Preferred Stocks	0.1%

Which factors contributed positively to performance?

Our consistently conservative posture in technology helped performance the most. While this posture sometimes hurt us by missing out on short-term rebounds, overall, this position helped avoid larger declines in the sector.

We participated in the strong performance of the energy sector during the period. Stock selection, including opportunistic trading of high-beta stocks, contributed to the fund’s performance. Devon Energy, an exploration and production company, was a standout.

Our overweighted position in industrials, based upon our positive outlook on defense stocks and belief that the economy was coming back stronger and sooner than expected, contributed significantly to performance. Boeing was one standout in this area. Additionally, we sold our Tyco holdings and avoided negative attention regarding Tyco’s financial and accounting practices.

Lastly, we maintained underweighted positions in both the telecommunication services and utility sectors. This helped the fund’s performance, as these sectors were down more than 20% over the period.

EVERGREEN
Balanced Fund
Portfolio Manager Interview

Top 5 Sectors Equity
(as a percentage of 3/31/2002 net assets)

Financials	11.6%

Information Technology	10.5%

Health Care	8.5%

Industrials	8.4%

Consumer Discretionary	6.5%

What factors negatively affected performance?

Within the consumer staples sector, we maintained a market weighting consistent with the index. Given the strong performance of this sector, however, we would have benefited from an overweighted position.

The consumer discretionary sector was one area where our conservative outlook held back performance. We expected consumer spending to retrench and underweighted the retail sector going into the fourth quarter; however, consumer spending held up better than expected. Our media stock holdings severely underperformed due to their economic sensitivity and we held on to these stocks for too long.

In the financials sector, our underweighted position in banks hurt performance as bank stocks did very well over the period.

Top 10 Equity Holdings
(as a percentage of 3/31/2002 net assets)

General Electric Co.	2.2%

Citigroup, Inc.	2.0%

Exxon Mobil Corp.	1.8%

Microsoft Corp.	1.5%

Pfizer, Inc.	1.4%

Wal-Mart Stores, Inc.	1.4%

Johnson & Johnson Co.	1.4%

American International Group, Inc.	1.3%

Affiliated Computer Services, Inc.	1.3%

International Business Machines Corp.	1.2%

What is your equity outlook for the fund?

The biggest question is how sustainable economic growth will be. Consumer spending, which accounts for approximately two-thirds of the economy, is the major wild card. The risk is that consumer spending slows and there is limited capital spending on the industrial side to keep Gross Domestic Product (GDP) at attractive levels. This will be an important factor in relative sector performance.

On the industrial side, we are a bit more optimistic. We will stay the course but continue to keep a close eye on economic trends. We remain defensively postured in technology as we see few signs of an increase in technology spending.

EVERGREEN
Balanced Fund
Portfolio Manager Interview

What was the environment for fixed income investing?

We saw a dramatic decline in short-term rates while long-term rates actually increased slightly. In this environment, intermediate-term securities in the three to seven-year range benefited the most.

The environment for corporate bonds was difficult as accounting irregularities and bankruptcies plagued the sector. Higher-quality bonds outperformed lower-quality bonds. Despite these difficulties, corporate bonds were the best performing sector in 2001 and continued to do well during the first quarter of 2002.

Mortgages were the worst performing sector during the calendar year 2001 due to a climate of declining interest rates, rising volatility and increasing prepayment fears. This trend reversed in the first quarter of 2002 when mortgages performed better as interest rates started to rise and volatility decreased.

Top 5 Sectors Bonds
(as a percentage of 3/31/2002 net assets)

Mortgage-Backed Securities	9.9%

Collateralized Mortgage Obligations	6.6%

Financials	5.8%

U.S. Treasury Obligations	5.3%

Consumer Discretionary	2.6%

What were the principal strategies in managing the fixed income investments?

In anticipation of an environment of declining interest rates, we maintained the fund’s duration during the period at 102% of its benchmark duration. Duration, expressed in years, measures a fund’s sensitivity to changes in interest rates. Lengthening duration increases sensitivity to interest rate changes and, conversely, shortening duration enhances price stability. While our duration strategy proved to be beneficial in adding slightly to the fund’s overall performance, duration was not the way to achieve excess returns last year.

What benefited the fund the most during the period was sector allocation. We maintained an overweighted position in corporate bonds to varying degrees throughout the entire 12-month period. Within the mortgage sector, we maintained an overweight position throughout the period and increased that going into 2002 in anticipation of rising interest rates. While mortgages were the worst performing sector in the first nine months of the period, our concentration in prepayment insensitive instruments helped performance. Our overweighting in mortgages paid off in early 2002 as mortgages outperformed due to rising interest rates and decreased volatility. We recently pared back this overweighting as our expectations for higher future returns have diminished.

EVERGREEN
Balanced Fund
Portfolio Manager Interview

Top 5 Bond Holdings
(as a percentage of 3/31/2002 net assets)

	Coupon	Maturity
FHLMC	6.00%	11/1/2031	2.3%

U.S. Treasury Notes	5.25%	5/15/2004	2.1%

U.S. Treasury Bonds	6.25%	8/15/2023	1.8%

FNMA	5.50%	2/1/2017	1.3%

FNMA	5.50%	TBA	1.1%

What is the fixed income outlook?

While the Fed has ceased its aggressive easing moves for the time being, we anticipate this neutral monetary policy is a prelude to a more restrictive monetary policy later this year. However, opportunities may exist to extend duration if inflation creeps in or the Fed postpones raising rates.

We expect to continue overweighting mortgage bonds but will begin to reduce this exposure as mortgages become less attractive relative to our return expectations. Corporate bonds, especially those in the high-yield sector, should benefit from improvement in the economy and rising profit margins. We anticipate maintaining an overweighted position in corporate bonds and will continue to focus on liquidity and credit quality to avoid problem securities.

EVERGREEN
Foundation Fund
Fund at a Glance as of March 31, 2002

“We will continue to look selectively at companies that will provide earnings quality and consistency and avoid names where expectations are high and, in our estimation, unattainable.”

Portfolio Management

Timothy E. O’Grady Tenure: November 2001	Maureen E. Cullinane, CFA Tenure: November 2001
Tattersall Advisory Group, Inc. Tenure: September 2001

PERFORMANCE AND RETURNS2

Portfolio Inception Date: 1/2/1990	Class A	Class B	Class C	Class I

Class Inception Date	1/3/1995	1/3/1995	1/3/1995	1/2/1990

Average Annual Returns *

1 year with sales charge	-6.96%	-6.83%	-3.92%	N/A

1 year w/o sales charge	-1.26%	-1.97%	-1.97%	-1.01%

5 years	5.03%	5.15%	5.47%	6.53%

10 years	9.16%	9.21%	9.19%	10.00%

Maximum Sales Charge	5.75%	5.00%	2.00%	N/A

	Front End	CDSC	CDSC

30-day SEC Yield	1.45%	0.78%	0.78%	1.78%

12-month income dividends per share	$0.29	$0.16	$0.16	$0.33

*Adjusted for maximum applicable sales charge, unless noted.

LONG TERM GROWTH

Comparison of a $10,000 investment in Evergreen Foundation Fund Class A shares,2 versus a similar investment in the Standard & Poor’s 500 Index (S&P 500), the Lehman Brothers Aggregate Bond Index (LBABI), the Russell 1000 Index (Russell 1000) and the Consumer Price Index (CPI).

The S&P 500, LBABI and Russell 1000 are unmanaged market indexes and do not include transaction costs associated with buying and selling securities or any mutual fund expenses. The CPI is a commonly used measure of inflation and does not represent an investment return. It is not possible to invest directly in an index.

CURRENT INVESTMENT STYLE1

Morningstar’s Style Boxes are based on a portfolio date as of 3/31/2002.

The Equity Style Box placement is based on a fund’s price-to-earnings and price-to-book ratio relative to the S&P 500, as well as the size of the companies in which it invests, or median market capitalization.

The Fixed Income Style Box placement is based on a fund’s average effective maturity or duration and the average credit rating of the bond portfolio.

1 Source: 2002 Morningstar, Inc.

2 Past performance is no guarantee of future results. The investment return and principal value of an investment will fluctuate so that investors’ shares, when redeemed, may be worth more or less than their original cost. The performance of each class may vary based on differences in loads, fees and expenses paid by the shareholders investing in each class. Performance includes the reinvestment of income dividends and capital gain distributions. Performance shown does not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

Historical performance shown for Classes A, B and C prior to their inception is based on the performance of Class I, the original class offered. The historical returns for Classes A, B and C have not been adjusted to reflect the effect of each class’ 12b-1 fees. These fees are 0.25% for Class A and 1.00% for Classes B and C. Class I does not pay 12b-1 fees. If these fees had been reflected, returns would be lower. Returns reflect expense limits previously in effect for all classes, without which returns would be lower.

Class I shares are only offered to investment advisory clients of an investment advisor of an Evergreen fund (or its advisory affiliates) through special arrangements entered into on behalf of Evergreen Investments with certain financial services firms, certain institutional investors and persons who owned Class Y shares in registered name in an Evergreen fund on or before December 31, 1994.

The fund’s investment objective is non-fundamental and may be changed without the vote of the fund’s shareholders.

U.S. government guarantees apply only to the underlying securities of the fund’s portfolio and not to the fund’s shares.

All data is as of March 31, 2002, and subject to change.

EVERGREEN
Foundation Fund
Portfolio Manager Interview

How did the fund perform?

The fund’s Class A shares posted a total return of negative 1.26% for the 12-month period ended March 31, 2002, excluding any applicable sales charges. During the same period, the Standard & Poor’s 500 Index (S&P 500), a benchmark for stock market investing, returned 0.21% while the Lehman Brothers Aggregate Bond Index (LBABI), a benchmark for fixed income investing, rose 5.35%. The median return for all balanced funds, the fund’s peer group, was 1.63%, according to Lipper Inc., an independent monitor of mutual fund performance.

Portfolio Characteristics
(as of 3/31/2002)

Total Net Assets	$2,029,666,159

Number of Holdings	200

Beta	0.58

P/E Ratio	24.1x

Effective Maturity	6.8 years

Average Duration	4.5 years

Average Credit Quality*	AAA

* Source: Standard & Poor’s

What changes were made to the fund?

In November, Maureen Cullinane, lead manager for the Large Cap Core Growth Team, and Timothy O’Grady, lead manager for the Large Cap Value Team, assumed management of the equity portion of the fund. It was divided evenly into a growth component, managed by Maureen Cullinane, and a value component, handled by Timothy O’Grady, in order to take advantage of the expertise of two of our top managers and their teams. Additionally, effective September 2001, the Tattersall Advisory Group (TAG) assumed management of the fixed income portion of the fund.

What was the environment for equity investing?

While the stock market’s returns, as measured by the S&P 500, were virtually flat for the 12-month period ended March 31, 2002, the period was marked by significant volatility. After recording a low in March 2001, the market rallied during the summer months. The terrorist attacks of September 11 triggered a sharp market decline. With increased liquidity, the market, led by the technology sector, rallied by year-end. In the first quarter of 2002, the market retreated once again, despite reports that an economic recovery was underway.

Portfolio Composition
(as a percentage of 3/31/2002 portfolio assets)

Common Stocks	63.2%

Corporate Bonds & Notes	10.4%

Mortgage-Backed Securities	9.7%

U.S. Treasury Obligations	5.7%

Collateralized Mortgage Obligations	5.6%

Mutual Fund Shares	2.9%

Asset-Backed Securities	2.0%

Yankee Obligations	0.5%

What strategies did you pursue in managing the growth portion of the portfolio?

We emphasized healthcare and technology in the growth portfolio, based on our belief that there will continue to be opportunities in these sectors due to the aging of the American population and the ongoing trend toward productivity enhancement through technology. We have favored more conservative technology companies with high recurring revenues and earnings such as Affiliated Computer Services, which provides comprehensive business process outsourcing, and PayChex Inc., a provider of payroll and employee benefit outsourcing solutions. We believe these companies are poised to do well over the long haul.

EVERGREEN
Foundation Fund
Portfolio Manager Interview

Within the healthcare sector, we focused on specialty pharmaceutical companies and generic manufacturers. While these companies did not perform as well as the major pharmaceutical companies, we remain committed to this theme.

The better performing sectors were energy, industrial cyclical and basic materials companies that represented approximately 23% of the fund’s net assets. In this category, Weatherford International, Devon Energy and Nabors Industries all performed well. A standout in the industrial cyclical sector was Illinois Tool Works, a worldwide industrial manufacturer.

What strategies did you pursue in managing the value portion of the portfolio?

We maintained an underweighted position in the financials sector and focused on interest rate sensitive companies like FannieMae, FreddieMac, Washington Mutual and some thrifts. Recently, we reduced our exposure to this group and emphasized economic and market sensitive companies such as Wells Fargo, US Bancorp and Amsouth Bancorp, as well as capital market sensitive companies including J.P. Morgan, CitiGroup, Merrill Lynch and Morgan Stanley. Our emphasis on interest rate sensitive companies for most of the first quarter penalized performance during the first quarter of 2002 as economically sensitive and capital markets driven companies outperformed.

We maintained a cautious stance toward technology, as we believe earnings growth will not justify the premium valuation of the group. We purchased Micron Technology, a semiconductor manufacturer, and LSI Logic, a manufacturer of integrated circuits and storage systems, after the events of September 11 made these companies’ valuations look attractive.

We maintained an overweighted position in healthcare and focused on hospital management and medical product companies, such as Tenet Healthcare, the nation’s second largest investor owned healthcare services company, and Johnson & Johnson. Earlier this year we purchased major pharmaceutical companies such as Merck and Bristol Myers Squibb. While this approach did not pay off in the first quarter of 2002, we are committed to this strategy.

We maintained a positive outlook on consumer staples based upon low relative valuations and earnings quality and consistency. Positive contributors to performance included Philip Morris, Pepsi, Budweiser and Procter & Gamble.

Top 5 Sectors Equity
(as a percentage of 3/31/2002 net assets)

Financials	11.0%

Information Technology	9.8%

Health Care	8.5%

Consumer Discretionary	8.4%

Industrials	6.8%

What areas detracted from performance in the value portion of the fund?

Adelphia Communications, Cablevision and AOL Time Warner, three major cable holdings, were the primary cause of underperformance. Despite these concerns, we continue to own the companies and believe they are still promising.

EVERGREEN
Foundation Fund
Portfolio Manager Interview

Top 10 Equity Holdings
(as a percentage of 3/31/2002 net assets)

Citigroup, Inc.	2.6%

Exxon Mobil Corp.	1.7%

International Business Machines Corp.	1.7%

Microsoft Corp.	1.5%

American International Group, Inc.	1.5%

Minnesota Mining & Manufacturing Co.	1.4%

General Electric Co.	1.4%

Pharmacia Corp.	1.4%

Anheuser-Busch Companies, Inc.	1.2%

Lowe’s Companies, Inc.	1.2%

What is your outlook for equity investing?

From a value style standpoint, the market will need significant earnings improvement to justify higher stock prices. We will continue to look selectively at companies that will provide earnings quality and consistency and avoid names where expectations are high and, in our estimation, unattainable. Investors should be prepared for a stable growth economy and not hold on to expectations for the growth we saw in the 1990s.

What was the environment for fixed income investing?

We experienced a dramatic decline in short-term rates while rates on long-term securities actually increased slightly. In this environment, intermediate-term securities in the three to seven-year range benefited the most.

In the corporate bond sector, higher-quality bonds outperformed as accounting irregularities and bankruptcies plagued the sector. However, the corporate bond sector was the best performing sector in 2001 and continued to log relatively strong performance during the first quarter of 2002.

Mortgages were the worst performing sector during the calendar year 2001 due to a climate of declining interest rates, rising volatility and increasing prepayment fears. This trend reversed during the first quarter of 2002 as mortgages performed better as interest rates started to rise and volatility decreased.

Top 5 Sectors Bonds
(as a percentage of 3/31/2002 net assets)

Mortgage-Backed Securities	9.7%

Financials	6.0%

U. S. Treasury Obligations	5.8%

Collateralized Mortgage Obligations	5.7%

Asset-Backed Securities	2.0%

What were the principal strategies in managing the fixed income investments?

We maintained the fund’s duration during the period at 102% of its benchmark, in anticipation of declining interest rates. Duration, expressed in years, measures a fund’s sensitivity to changes in interest rates. Lengthening duration increases sensitivity to interest rate changes and, conversely, shortening duration enhances price stability. While our duration strategy added slightly to the fund’s overall performance, duration was not the strategy to achieve excess returns.

Sector allocation benefited the fund’s performance the most. Our overweighted position in corporate bonds added to performance. We maintained an overweighted position in mortgages and increased this weighting going into 2002 in anticipation of

EVERGREEN
Foundation Fund
Portfolio Manager Interview

rising interest rates. The fund’s concentration in prepayment insensitive instruments helped performance. In the first quarter of 2002, our overweighted position in mortgages paid off. We recently reduced this position as our expectation for higher future returns diminished.

Top 5 Bond Holdings
(as a percentage of 3/31/2002 net assets)

	Coupon	Maturity
U.S. Treasury Bonds	6.25%	08/15/2023	2.2%

U.S. Treasury Notes	5.25%	05/15/2004	1.8%

U.S. Treasury Notes	6.13%	08/15/2007	1.8%

FHLMC	6.00%	12/15/2014	0.8%

FHLMC	7.50%	09/01/2031	0.8%

What is the fixed income outlook?

While the Fed has ceased its aggressive easing moves for the time being, we anticipate a more restrictive monetary policy later this year. However, opportunities may exist to extend duration if inflation creeps in or the Fed postpones raising rates. We expect to remain overweighted in mortgage bonds. Corporate bonds should benefit from improvement in the economy and rising profit margins. Assuming this scenario plays out, we expect to remain committed to our overweighted position in corporate bonds. We will continue to focus on liquidity and credit quality to avoid problem securities.

EVERGREEN
Select Balanced Fund
Fund at a Glance as of March 31, 2002

“We believe that adequate stimulus, both fiscal and monetary, has been applied to stabilize the economy. We feel the economy will be stronger six months from now; so, we are overweighted in cyclicals that typically do well in a recovery.”

Portfolio Management

W. Shannon Reid, CFA Tenure: October 1999	David M. Chow, CFA Tenure: October 1999
Jay Zelko Tenure: September 2000	Timothy O’Grady Tenure: November 2001
Tattersall Advisory Group, Inc. Tenure: April 2001

PERFORMANCE AND RETURNS2

Portfolio Inception Date: 04/01/1991	Class I	Class IS

Class Inception Date	01/22/1998	04/09/1998

Average Annual Returns

1 year	2.51%	2.21%

5 years	6.60%	6.44%

10 years	8.89%	8.80%

9-month income dividends per share	$0.19	$0.16

LONG TERM GROWTH

Comparison of a $1,000,000 investment in Evergreen Select Balanced Fund Class I,2 versus a similar investment in the Lehman Brothers Aggregate Bond Index (LBABI), the Russell 1000 Index (Russell 1000) and the Consumer Price Index (CPI).

The LBABI and the Russell 1000 are unmanaged market indexes and do not include transaction costs associated with buying and selling securities or any mutual fund expenses. The CPI is a commonly used measure of inflation and does not represent an investment return. It is not possible to invest directly in an index.

CURRENT INVESTMENT STYLE1

Morningstar’s Style Boxes are based on a portfolio date as of 3/31/2002.

The Equity Style Box placement is based on a fund’s price-to-earnings and price-to-book ratio relative to the S&P 500, as well as the size of the companies in which it invests, or median market capitalization.

The Fixed Income Style Box placement is based on a fund’s average effective maturity or duration and the average credit rating of the bond portfolio.

1 Source: 2002 Morningstar, Inc.

2 Past performance is no guarantee of future results. The investment return and principal value of an investment will fluctuate so that investors’ shares, when redeemed, may be worth more or less than their original cost. The performance of each class may vary based on differences in loads, fees and expenses paid by the shareholders investing in each class. Performance includes the reinvestment of income dividends and capital gain distributions. Performance shown does not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

Historical performance shown for Class I prior to its inception is based on the performance of Class Y of Evergreen Balanced Fund II. Historical performance for Class IS reflects that of Class Y of Evergreen Balanced Fund II through 1/22/1998, the inception of Class I. Performance from 1/23/1998 through the inception of Class IS reflects that of Class I. Performance prior to inception of Class IS does not include 12b-1 fees. Class IS has a 0.25% 12b-1 fee. Class I does not pay 12b-1 fees. If fees were reflected, returns would be lower. The advisor is waiving a portion of its advisory fee. Had the fee not been waived, returns would be lower.

Class I and IS shares are only available to institutional shareholders with a minimum $1 million investment.

The fund’s investment objective is non-fundamental and may be changed without a vote of the fund’s shareholders.

Foreign investments may contain more risk due to the inherent risks associated with changing political climates, foreign market instability and foreign currency fluctuations.

Funds that invest in high yield, lower-rated bonds may contain more risk due to the increased possibility of default.

U.S. government guarantees apply only to the underlying securities of the fund’s portfolio and not to the fund’s shares.

All data is as of March 31, 2002, and subject to change.

EVERGREEN
Select Balanced Fund
Portfolio Manager Interview

How did the fund perform?

For the 12-month period ended March 31, 2002, the fund’s Class I shares had a total return of 2.51%. The Russell 1000 Index (Russell 1000) returned 0.87%. The Lehman Brothers Aggregate Bond Index (LBABI), a benchmark for fixed income investing, rose 5.35%. The median return of balanced funds was 1.63%, according to Lipper Inc., an independent monitor of mutual fund performance. For the nine-month period ended March 31, 2002, the fund’s Class I shares had a total return of negative 2.77%. The Russell 1000 returned a negative 5.11% and the LBABI rose 4.76%. During the same period, the median return of all balanced funds was negative 1.73%, according to Lipper Inc.1

Portfolio Characteristics
(as of 3/31/2002)

Total Net Assets	$647,936,222

Number of Holdings	212

Beta	0.70

P/E Ratio	24.6x

Effective Maturity	7.2 years

Average Duration	4.5 years

Average Credit Quality*	AAA

* Source: Standard & Poor’s

What changes were made to the fund during the period?

Beginning in January 2002, we divided the portfolio’s equity holdings evenly into two different investment styles: growth investments and value investments. The Large Cap Growth Team manages the growth portion of the portfolio, and the Large Cap Value Team manages the value portion. Growth investing outperformed during the fourth quarter of 2001, but value investing was the leader during the first quarter of 2002. We believe this strategic repositioning will increase the fund’s flexibility and allow it to pursue top performing securities in either investment style. Additionally, effective in April 2001, the Tattersall Advisory Group (TAG) became the manager of the fixed income portion of the fund. TAG is a specialized fixed income advisor with over 26 years of experience managing fixed income products for institutional clients.

What was the environment for equity investing during the period?

During the past 12 months, the markets were impacted by the economic slowdown. Our research during the summer months suggested that corporate profits were decelerating at an increasing rate. September 11 further exacerbated the economic weakness as business grounded to a halt. We believe that this circumstance, combined with a richly valued market and unprecedented levels of uncertainty both domestically and abroad, supported maintaining our less aggressive posture. However, the Federal Reserve aggressively lowered interest rates to stimulate the economy and the market rallied in the fourth quarter.

As we progressed through the first quarter of 2002, it appeared that the economic recovery would not be as sharp as many had earlier believed. The market sold off from its March levels, but finished the six-month period well above its October lows. The fund’s underperformance during the six-month period was the result of our defensive posture compared to our benchmark.

1Portfolio manager discussion from this point forward is based on the 12-month period ended March 31, 2002. However, due to the fund’s fiscal year-end change from June 30 to March 31, the financial statements are based on the nine-month period ended March 31, 2002.

EVERGREEN
Select Balanced Fund
Portfolio Manager Interview

Top 5 Sectors Equity
(as a percentage of 3/31/2002 net assets)

Information Technology	11.7%

Health Care	10.8%

Financials	9.8%

Consumer Discretionary	6.3%

Industrials	5.5%

What are the principal strategies you pursued in managing the growth portion of the portfolio?

We currently have a pro-cyclical bias in the portfolio in anticipation of an economic recovery. In support of that, we are overweighted in the basic materials and industrials sectors, if you exclude General Electric. General Electric is the largest component in the industrials sector and we maintain an underweighting in General Electric because of concerns regarding GE Capital and the Power Systems division’s ability to maintain their growth rates.

We remain cautious on technology because we believe vestiges of overbuilding remain, particularly in the telecommunications markets. In addition, we believe broad-based information/technology spending will remain in check until there is a pick-up in corporate profits and companies have better visibility on end demand.

In the healthcare sector, we maintain an underweighting in the major pharmaceutical companies and still have reservations about the near term growth prospects of the industry. Competition from generics, pricing issues and lack of new products coming to market have negatively impacted the growth prospects for the industry. We remain focused on the healthcare services companies such as: HCA, First Health Group and Caremark RX. We also like several medical technology firms, including Medtronic, Stryker and Boston Scientific.

What factors had a negative impact on performance in the growth portfolio?

For the 12-month period, the fund underperformed in two sectors, consumer discretionary and technology. In consumer discretionary, our largest detractor was AOL Time Warner. Growth expectations for the company continued to be ratcheted down because of a softer advertising market, disappointing subscriber growth and integration issues at the company.

In technology, most companies were affected by the information/technology lock-down that occurred during the year when the economy was going into a recession. Our principal detractors were PeopleSoft, McData, Brocade and Siebel Systems.

Top 10 Equity Holdings
(as a percentage of 3/31/2002 net assets)

Microsoft Corp.	2.5%

American International Group, Inc.	1.7%

Intel Corp.	1.6%

Citigroup, Inc.	1.6%

Exxon Mobil Corp.	1.5%

Philip Morris Companies, Inc.	1.5%

Cisco Systems, Inc.	1.4%

General Electric Co.	1.3%

Pfizer, Inc.	1.3%

International Business Machines Corp.	1.2%

EVERGREEN
Select Balanced Fund
Portfolio Manager Interview

What strategies did you pursue in managing the value portion of the fund portfolio?

We maintained an underweighted position in the financials sector and focused on interest rate sensitive companies like FannieMae, FreddieMac, Washington Mutual and some thrifts. Recently, we reduced our exposure to this group and emphasized economic and market sensitive companies such as Wells Fargo, US Bancorp and Amsouth Bancorp, as well as capital market sensitive companies including J.P. Morgan, CitiGroup, Merrill Lynch and Morgan Stanley. Our emphasis on interest rate sensitive companies for most of the first quarter penalized performance during the first quarter of 2002 as economically sensitive and capital markets driven companies outperformed.

We maintained a cautious stance toward technology as we believe earnings growth will not justify the premium valuation of the group. We purchased Micron Technology, a semiconductor manufacturer, and LSI Logic, a manufacturer of integrated circuits and storage systems, after the events of September 11 made these companies’ valuations look attractive.

We maintained an overweighted position in healthcare and focused on hospital management and medical product companies, such as Tenet Healthcare, the nation’s second largest investor owned healthcare services company, and Johnson & Johnson. Earlier this year we purchased major pharmaceutical companies such as Merck and Bristol Myers Squibb. While this approach did not pay off in the first quarter of 2002, we are committed to this strategy.

We had a positive outlook on consumer staples based upon low relative valuations and earnings quality and consistency. Positive contributors to performance included Philip Morris, Pepsi, Budweiser and Procter & Gamble.

What areas detracted from performance in the value portion of the fund?

Adelphia Communications, Cablevision and AOL Time Warner, three major cable holdings, were the primary cause of underperformance. Despite these concerns, we continue to own the companies and believe they are still promising.

What is your outlook for the equity markets?

We believe that adequate stimulus, both fiscal and monetary, has been applied to stabilize the economy. We feel the economy will be stronger six months from now; so, we are overweighted in cyclicals that typically do well in a recovery. However, we are more wary of technology because structural overcapacity issues remain. Our discipline is focused on a bottom-up process and we will continue to emphasize companies whose earnings expectations will be revised higher.

What was the environment for fixed income investing?

We saw a dramatic decline in short-term rates while long-term rates actually increased slightly. In this environment, intermediate-term securities in the three to seven-year range benefited the most. The environment for corporate bonds was difficult as accounting irregularities and bankruptcies plagued this sector. Higher-quality bonds outperformed lower-quality bonds. Despite these difficulties, corporate bonds were the best performing sector in 2001 and continued to do well during the first quarter of 2002.

Mortgages were the worst performing sector during the calendar year 2001 due to a climate of declining interest rates, rising volatility and increasing prepayment fears. This trend reversed in the first quarter of 2002 as mortgages performed better as interest rates started to rise and volatility decreased.

EVERGREEN
Select Balanced Fund
Portfolio Manager Interview

Top Five Sectors Bonds
(as a percentage of 3/31/2002 net assets)

Mortgage-Backed Securities	10.6%

Collateralized Mortgage Obligations	7.9%

U.S. Treasury Obligations	6.3%

Financials	5.6%

Consumer Discretionary	2.0%

What were the principal strategies in managing the fixed income investments?

In anticipation of an environment of declining interest rates, we maintained the fund’s duration during the period at 102% of its benchmark duration. Duration, expressed in years, measures a fund’s sensitivity to changes in interest rates. Lengthening duration increases sensitivity to interest rate changes and, conversely, shortening duration enhances price stability. While our duration strategy proved to be beneficial in adding slightly to the fund’s overall performance, duration was not the way to achieve excess returns last year.

What benefited the fixed income portion of the fund the most during the period was sector allocation. We maintained an overweighted position in corporate bonds to varying degrees throughout the entire 12-month period. Within the mortgage sector, we maintained an overweighted position throughout the period and increased that going into 2002 in anticipation of rising interest rates. While mortgages were the worst performing sector in the first nine months of the period, our concentration in prepayment insensitive instruments helped performance. Our overweighting in mortgages paid off in early 2002 as mortgages outperformed due to rising interest rates and decreased volatility. We have recently pared back this overweighting as our expectations for higher future returns have diminished.

Top Five Bond Holdings
(as a percentage of 3/31/2002 net assets)

U.S. Treasury Notes, 5.25%, 5/15/2004	3.0%

U.S. Treasury Bonds, 6.25%, 8/15/2023	2.6%

FNMA, 5.50%, 1/1/2017	1.2%

FNMA, 5.50%, TBA	1.1%

FNMA, 7.50%, 11/25/2031	0.8%

What is the fixed income outlook?

While the Fed has ceased its aggressive easing moves for the time being, we anticipate this current neutral monetary policy is a prelude to a more restrictive monetary policy later this year. However, opportunities may exist to extend duration if inflation creeps in or the Fed postpones raising rates.

We expect to continue to overweight mortgage bonds but will begin to reduce this exposure as mortgages become less attractive relative to our return expectations. Corporate bonds, especially those in the high-yield sector, should benefit from improvement in the economy and rising profit margins. We anticipate maintaining an overweighted position in corporate bonds and will continue to focus on liquidity and credit quality to avoid problem securities.

EVERGREEN
Tax Strategic Foundation Fund
Fund at a Glance as of March 31, 2002

“The fund’s municipal bond holdings helped the fund as performance mirrored that of its benchmark, the LBMBI.”

Portfolio Management

Mathew W. Kiselak Tenure: September 2000	William E. Zieff Tenure: September 2001

PERFORMANCE AND RETURNS2

Portfolio Inception Date 11/2/1993	Class A	Class B	Class C	Class I

Class Inception Date	1/17/1995	1/6/1995	3/3/1995	11/2/1993

Average Annual Returns *

1 year with sales charge	-5.19%	-5.13%	-2.18%	N/A

1 year w/o sales charge	0.62%	-0.21%	-0.21%	0.82%

5 years	3.18%	3.27%	3.64%	4.68%

Since Portfolio Inception	7.61%	7.70%	7.70%	8.62%

Maximum Sales Charge	5.75%	5.00%	2.00%	N/A

	Front End	CDSC	CDSC

30-day SEC Yield	1.99%	1.36%	1.37%	2.37%

Tax Equivalent Yield**	3.01%	2.06%	2.07%	3.58%

12-month income dividends per share	$0.34	$0.23	$0.23	$0.38

* Adjusted for maximum applicable sales charge, unless noted. ** Assumes maximum 38.6% federal tax rate. Results for investors subject to lower tax rates would not be as advantageous.

LONG TERM GROWTH

Comparison of a $10,000 investment in Evergreen Tax Strategic Foundation Fund Class A shares,2 versus a similar investment in the Standard & Poor’s 500 Index (S&P 500), the Lehman Brothers Municipal Bond Index (LBMBI) and the Consumer Price Index (CPI).

The S&P 500 and LBMBI are unmanaged market indexes and do not include transaction costs associated with buying and selling securities or any mutual fund expenses. The CPI is a commonly used measure of inflation and does not represent an investment return. It is not possible to invest directly in an index.

CURRENT INVESTMENT STYLE1

Morningstar’s Style Boxes are based on a portfolio date as of 3/31/2002.

The Equity Style Box placement is based on a fund’s price-to-earnings and price-to-book ratio relative to the S&P 500, as well as the size of the companies in which it invests, or median market capitalization.

The Fixed Income Style Box placement is based on a fund’s average effective maturity or duration and the average credit rating of the bond portfolio.

1 Source: 2002 Morningstar, Inc.

2 Past performance is no guarantee of future results. The investment return and principal value of an investment will fluctuate so that investors’ shares, when redeemed, may be worth more or less than their original cost. The performance of each class may vary based on differences in loads, fees and expenses paid by the shareholders investing in each class. Performance includes the reinvestment of income dividends and capital gain distributions. Performance shown does not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

Historical performance shown for Classes A, B and C prior to their inception is based on the performance of Class I, the original class offered. These historical returns for Classes A, B and C have not been adjusted to reflect the effect of each class’ 12b-1 fees. These fees are 0.25% for Class A and 1.00% for Classes B and C. Class I does not pay 12b-1 fees. If these fees had been reflected, returns would be lower. Returns reflect expense limits previously in effect for all classes, without which returns would be lower.

Class I shares are only offered to investment advisory clients of an investment advisor of an Evergreen fund (or its advisory affiliates) through special arrangements entered into on behalf of Evergreen Investments with certain financial services firms, certain institutional investors and persons who owned Class Y shares in registered name in an Evergreen fund on or before December 31, 1994.

The fund’s investment objective is non-fundamental and may be changed without the vote of the fund’s shareholders.

The fund’s yield will fluctuate, and there can be no guarantee that the fund will achieve its objective or any particular tax-exempt yield. Income may be subject to federal alternative minimum tax.

All data is as of March 31, 2002, and subject to change.

EVERGREEN
Tax Strategic Foundation Fund
Portfolio Manager Interview

How did the fund perform? The fund’s Class A shares had a total return of 0.62% for the 12-month period ended March 31, 2002, excluding any applicable sales charges. The median return for all balanced funds during the same 12-month period was 1.63%, according to Lipper Inc., an independent monitor of mutual fund performance. During the period, the Standard & Poor’s 500 Index (S&P 500), a benchmark for stock market investing, posted a total return of 0.21% while the Lehman Brothers Municipal Bond Index (LBMBI), a benchmark for municipal bond investing, rose 3.81%.

Portfolio Characteristics
(as of 3/31/2002)

Total Net Assets	$194,022,485

Number of Holdings	190

Beta	0.42

P/E Ratio	23.7X

Effective Maturity	8.6 years

Average Duration	6.6 years

Average Credit Quality*	AAA

* Source: Standard & Poor’s

What was the investment environment like during the period?

The period was marked by extreme volatility. While the S&P 500 returned a relatively flat 0.21% for the period, this masks the dramatic swings that occurred in the equity market. By March, economic data seemed to indicate an economic recovery may be on the way, consumer confidence soared to a seven-month high, and the Fed left rates unchanged, signaling possible interest rate hikes later in the year. These factors contributed to a rebound in equities. Against this backdrop, cyclical and blue chip stocks fared better during the first quarter of 2002.

The municipal bond market also had its share of volatility during the period. The Fed aggressively cut rates during the summer, thus fixed income yields followed suit and plummeted -- especially in the shorter (two years and less) maturity ranges. Talk of canceling any further 30-year bond issuance also contributed to a strong rally as investors chased fewer bonds. The Fed continued to cut rates after the events of September 11 to spur an economic recovery and inject liquidity into the market. As a result, rates eventually bottomed during November 2001 and have been steadily increasing. By the end of March 2002, rates reached their highest level during the period, with the majority of the rise occurring during March.

Portfolio Composition
(as a percentage of 3/31/2002 portfolio assets)

Municipal Obligations	53.6%

Common Stocks	45.8%

Mutual Fund Shares	0.6%

What type of investments helped the fund’s performance during the period?

The fund’s balanced approach, with exposures to both municipal bond and equity investments, helped performance as the municipal market produced positive returns while equities had relatively flat-to-negative returns. As of March 31, 2002, approximately 46% of the fund’s net assets were invested in stocks and about 54% were invested in municipal securities.

The equity portion of the fund outperformed the S&P 500 by 41 basis points during the 12-month period. In terms of style, the value-oriented sector of the market significantly underperformed growth during the period. While the fund maintains an essentially neutral stance in terms of style, a slight shift toward value stocks late in 2001 paid off as value outperformed growth during the most recent quarter ended March 31, 2002.

EVERGREEN
Tax Strategic Foundation Fund
Portfolio Manager Interview

How did the fund’s fixed income investments influence performance?

The fund’s municipal bond holdings helped the fund as performance mirrored that of its benchmark, the LBMBI. We continued to focus on very high-quality securities with the overall average credit quality rated AAA. In order to prevent realized capital gains, which is inconsistent with the fund’s goal of tax efficiency, we did not make any major changes to our sector allocation or duration. Duration, expressed in years, measures a fund’s sensitivity to changes in interest rates. Lengthening duration increases sensitivity to interest rate changes and, conversely, shortening duration enhances price stability. As of March 31, 2002, average duration for the municipal bond portion of the portfolio was 6.6 years.

Top 5 Sectors Bonds
(as a percentage of 3/31/2002 net assets)

General Obligation - Local	15.7%

Transportation	10.8%

Hospital	5.8%

Water & Sewer	5.3%

Education	4.6%

What is your outlook for municipal bond investing?

Our outlook for municipal bond investing over the next six months is neutral. We believe there is more downside risk than upside potential. We expect the economy will recover somewhat but not dramatically. While the Fed has ceased their aggressive easing moves and currently has taken a wait and see posture, we anticipate there will be a rate hike in the relatively near future. The municipal market is likely to remain range-bound in the next six months.

Given this scenario, we plan to continue to capture as much tax-advantaged income as possible by focusing on high quality, intermediate-term bonds. The goal of the municipal portion of the portfolio is to help stabilize the fund’s net asset value while providing attractive, tax-advantaged income.

Top 5 Bond Holdings
(as a percentage of 3/31/2002 net assets)

	Coupon	Maturity
New York Dorm.

Auth. RB	5.75%	5/15/2013	2.7%

Alabama Docks

Dept. Facs. RRB	5.50%	10/1/2022	2.6%

New York, NY GO	5.25%	8/1/2016	2.6%

Oklahoma Indl.

Auth. RRB	6.25%	8/15/2015	2.2%

Worcester, MA GO	5.50%	4/1/2019	2.1%

How did the fund’s equity investments affect performance?

Over the last six months, we added new names to achieve a more diversified portfolio. There are currently 140 equity securities held in the portfolio, up from 110. Relative to the fund’s benchmark index, we maintained an overweighted position in the healthcare sector that added slightly to the fund’s performance. Our underweighted position in the utility sector, which performed poorly over the period, also added to performance. Stock selection added to the overall equity performance led by overweightings in Lowe’s, Target and IBM, which were up 49.1%, 20.2%, and 8.7%, respectively, over the year.

The materials sector performed better than we expected due to the recent economic recovery. Our underweighted position detracted slightly

EVERGREEN
Tax Strategic Foundation Fund
Portfolio Manager Interview

from the fund’s performance. Individual stocks that disappointed us included Halliburton Company, an energy services company; Diamond Offshore Drilling, a company that engages in contract drilling of offshore oil and gas wells; and CVS Pharmacy, a large retail drugstore chain.

Top 5 Sectors Equity
(as a percentage of 3/31/2002 net assets)

Financials	8.4%

Health Care	7.7%

Informational Technology	7.1%

Consumer Discretionary	6.1%

Consumer Staples	4.8%

What is your outlook for the equity portion of the fund?

Despite recent soaring consumer confidence levels and the Fed’s virtual declaration of an end to the recession, we expect volatility in the equity market to continue. As companies begin to report first quarter earnings results, investors will likely remain cautious, as it is unclear to what extent corporate profits will improve. In this environment, we believe a broad, diversified strategy will continue to outperform. We expect to maintain moderately overweighted positions in healthcare and consumer staples and underweighted positions in consumer cyclicals and technology.

Top 10 Equity Holdings
(as a percentage of 3/31/2002 net assets)

Microsoft Corp.	1.4%

General Electric Co.	1.3%

Citigroup, Inc.	1.2%

Wal-Mart Stores, Inc.	1.2%

International Business Machines Corp.	1.2%

Exxon Mobil Corp.	1.2%

Intel Corp.	1.2%

American International Group, Inc.	1.1%

Pfizer, Inc.	1.0%

Wyeth	1.0%

EVERGREEN
Balanced Fund
Financial Highlights
(For a share outstanding throughout each period)

	Year Ended March 31,				Period Ended March 31, 1998 (a) #
	2002 #	2001	2000	1999

CLASS A

Net asset value, beginning of period	$8.16	$11.01	$11.28	$12.87	$12.36

Income from investment operations

Net investment income	0.18	0.27	0.28	0.37	0.08

Net realized and unrealized gains or losses on securities and foreign currency related transactions	(0.10)	(1.34)	1.18	0.48	0.81

Total from investment operations	0.08	(1.07)	1.46	0.85	0.89

Distributions to shareholders from

Net investment income	(0.18)	(0.26)	(0.28)	(0.41)	(0.12)

Net realized gains	0	(1.52)	(1.45)	(2.03)	(0.26)

Total distributions to shareholders	(0.18)	(1.78)	(1.73)	(2.44)	(0.38)

Net asset value, end of period	$8.06	$8.16	$11.01	$11.28	$12.87

Total return*	0.99%	(10.71%)	13.89%	7.52%	7.38%

Ratios and supplemental data

Net assets, end of period (millions)	$880	$932	$1,264	$1,241	$1,277

Ratios to average net assets

Expenses‡	0.97%	0.92%	0.91%	0.96%	0.99%†

Net investment income	2.18%	2.73%	2.48%	2.97%	3.25%†

Portfolio turnover rate	243%	143%	109%	102%	76%

	Year Ended March 31,				Period Ended March 31, 1998 (b) #	Year Ended June 30, 1997
	2002 #	2001	2000	1999

CLASS B

Net asset value, beginning of period	$8.17	$11.02	$11.29	$12.88	$12.95	$11.33

Income from investment operations

Net investment income	0.12	0.19	0.20	0.28	0.26	0.30

Net realized and unrealized gains or losses on securities and foreign currency related transactions	(0.11)	(1.34)	1.18	0.48	1.53	2.07

Total from investment operations	0.01	(1.15)	1.38	0.76	1.79	2.37

Distributions to shareholders from

Net investment income	(0.12)	(0.18)	(0.20)	(0.32)	(0.27)	(0.30)

Net realized gains	0	(1.52)	(1.45)	(2.03)	(1.59)	(0.45)

Total distributions to shareholders	(0.12)	(1.70)	(1.65)	(2.35)	(1.86)	(0.75)

Net asset value, end of period	$8.06	$8.17	$11.02	$11.29	$12.88	$12.95

Total return*	0.10%	(11.40%)	13.06%	6.71%	14.89%	21.95%

Ratios and supplemental data

Net assets, end of period (millions)	$118	$216	$279	$434	$580	$1,625

Ratios to average net assets

Expenses‡	1.72%	1.67%	1.66%	1.71%	1.35%†	1.70%

Net investment income	1.44%	1.98%	1.73%	2.23%	2.66%†	2.50%

Portfolio turnover rate	243%	143%	109%	102%	76%	89%

(a) For the period from January 20, 1998 (commencement of class operations) to March 31, 1998.

(b) For the nine months ended March 31, 1998. The Fund changed its fiscal year end from June 30 to March 31, effective March 31, 1998.

# Net investment income is based on average shares outstanding during the period.

* Excluding applicable sales charges.

‡ The ratio of expenses to average net assets excludes expense reductions but includes fee waivers.

† Annualized.

See Combined Notes to Financial Statements.

EVERGREEN
Balanced Fund
Financial Highlights
(For a share outstanding throughout each period)

	Year Ended March 31,				Period Ended March 31, 1998 (a) #
	2002 #	2001	2000	1999

CLASS C

Net asset value, beginning of period	$8.18	$11.03	$11.30	$12.88	$12.43

Income from investment operations

Net investment income	0.11	0.20	0.19	0.26	0.05

Net realized and unrealized gains or losses on securities and foreign currency related transactions	(0.09)	(1.35)	1.19	0.51	0.75

Total from investment operations	0.02	(1.15)	1.38	0.77	0.80

Distributions to shareholders from

Net investment income	(0.12)	(0.18)	(0.20)	(0.32)	(0.09)

Net realized gains	0	(1.52)	(1.45)	(2.03)	(0.26)

Total distributions to shareholders	(0.12)	(1.70)	(1.65)	(2.35)	(0.35)

Net asset value, end of period	$8.08	$8.18	$11.03	$11.30	$12.88

Total return*	0.22%	(11.39%)	13.06%	6.79%	6.58%

Ratios and supplemental data

Net assets, end of period (millions)	$11	$7	$3	$2	$1

Ratios to average net assets

Expenses‡	1.72%	1.68%	1.66%	1.71%	1.76%†

Net investment income	1.42%	2.01%	1.73%	2.21%	2.41%†

Portfolio turnover rate	243%	143%	109%	102%	76%

	Year Ended March 31,				Period Ended March 31, 1998 (b) #
	2002 #	2001	2000	1999

CLASS I**

Net asset value, beginning of period	$8.15	$11.00	$11.27	$12.86	$12.01

Income from investment operations

Net investment income	0.20	0.30	0.32	0.39	0.08

Net realized and unrealized gains or losses on securities and foreign currency related transactions	(0.12)	(1.34)	1.17	0.49	0.86

Total from investment operations	0.08	(1.04)	1.49	0.88	0.94

Distributions to shareholders from

Net investment income	(0.20)	(0.29)	(0.31)	(0.44)	(0.09)

Net realized gains	0	(1.52)	(1.45)	(2.03)	0.00

Total distributions to shareholders	(0.20)	(1.81)	(1.76)	(2.47)	(0.09)

Net asset value, end of period	$8.03	$8.15	$11.00	$11.27	$12.86

Total return	1.00%	(10.49%)	14.21%	7.79%	7.79%

Ratios and supplemental data

Net assets, end of period (millions)	$9	$13	$20	$34	$39

Ratios to average net assets

Expenses‡	0.72%	0.67%	0.66%	0.71%	0.75%†

Net investment income	2.44%	2.98%	2.73%	3.22%	3.47%†

Portfolio turnover rate	243%	143%	109%	102%	76%

(a) For the period from January 22, 1998 (commencement of class operations) to March 31, 1998.

(b) For the period from January 26, 1998 (commencement of class operations) to March 31, 1998.

# Net investment income is based on average shares outstanding during the period.

* Excluding applicable sales charges.

** Effective at the close of business on May 11, 2001, Class Y shares of the Fund were renamed as Institutional shares (Class I).

‡ The ratio of expenses to average net assets excludes expense reductions but includes fee waivers.

† Annualized.

See Combined Notes to Financial Statements.

EVERGREEN
Foundation Fund
Financial Highlights
(For a share outstanding throughout each period)

	Year Ended March 31,
	2002 #	2001	2000	1999	1998 #

CLASS A

Net asset value, beginning of period	$16.64	$23.41	$20.98	$20.44	$16.00

Income from investment operations

Net investment income	0.29	0.31	0.36	0.44	0.44

Net realized and unrealized gains or losses on securities and foreign currency related transactions	(0.50)	(3.74)	3.01	0.68	4.87

Total from investment operations	(0.21)	(3.43)	3.37	1.12	5.31

Distributions to shareholders from

Net investment income	(0.29)	(0.30)	(0.35)	(0.43)	(0.44)

Net realized gains	0	(3.04)	(0.59)	(0.15)	(0.43)

Total distributions to shareholders	(0.29)	(3.34)	(0.94)	(0.58)	(0.87)

Net asset value, end of period	$16.14	$16.64	$23.41	$20.98	$20.44

Total return*	(1.26%)	(16.51%)	16.38%	5.58%	33.88%

Ratios and supplemental data

Net assets, end of period (millions)	$420	$498	$486	$380	$350

Ratios to average net assets

Expenses‡	1.34%	1.26%	1.21%	1.26%	1.28%

Net investment income	1.74%	1.59%	1.62%	2.18%	2.39%

Portfolio turnover rate	197%	95%	83%	10%	9%

	Year Ended March 31,
	2002 #	2001	2000	1999	1998 #
CLASS B

Net asset value, beginning of period	$16.54	$23.29	$20.88	$20.34	$15.94

Income from investment operations

Net investment income	0.16	0.16	0.19	0.29	0.30

Net realized and unrealized gains or losses on securities and foreign currency related transactions	(0.49)	(3.71)	3.00	0.67	4.84

Total from investment operations	(0.33)	(3.55)	3.19	0.96	5.14

Distributions to shareholders from

Net investment income	(0.16)	(0.16)	(0.19)	(0.27)	(0.31)

Net realized gains	0	(3.04)	(0.59)	(0.15)	(0.43)

Total distributions to shareholders	(0.16)	(3.20)	(0.78)	(0.42)	(0.74)

Net asset value, end of period	$16.05	$16.54	$23.29	$20.88	$20.34

Total return*	(1.97%)	(17.14%)	15.48%	4.81%	32.81%

Ratios and supplemental data

Net assets, end of period (millions)	$976	$1,234	$1,612	$1,432	$1,124

Ratios to average net assets

Expenses‡	2.09%	2.01%	1.96%	2.01%	2.04%

Net investment income	0.99%	0.81%	0.88%	1.43%	1.63%

Portfolio turnover rate	197%	95%	83%	10%	9%

* Excluding applicable sales charges.

‡ Ratio of expenses to average net assets excludes expense reductions but includes fee waivers.

# Net investment income is based on average shares outstanding during the period.

See Combined Notes to Financial Statements.

EVERGREEN
Foundation Fund
Financial Highlights
(For a share outstanding throughout each period)

	Year Ended March 31,
	2002 #	2001	2000	1999	1998 #

CLASS C

Net asset value, beginning of period	$16.53	$23.28	$20.87	$20.34	$15.94

Income from investment operations

Net investment income	0.16	0.18	0.19	0.29	0.30

Net realized and unrealized gains or losses on securities and foreign currency related transactions	(0.49)	(3.73)	3.00	0.66	4.84

Total from investment operations	(0.33)	(3.55)	3.19	0.95	5.14

Distributions to shareholders from

Net investment income	(0.16)	(0.16)	(0.19)	(0.27)	(0.31)

Net realized gains	0	(3.04)	(0.59)	(0.15)	(0.43)

Total distributions to shareholders	(0.16)	(3.20)	(0.78)	(0.42)	(0.74)

Net asset value, end of period	$16.04	$16.53	$23.28	$20.87	$20.34

Total return*	(1.97%)	(17.15%)	15.49%	4.76%	32.81%

Ratios and supplemental data

Net assets, end of period (millions)	$177	$251	$76	$68	$50

Ratios to average net assets

Expenses‡	2.09%	2.02%	1.96%	2.01%	2.04%

Net investment income	0.99%	0.90%	0.88%	1.43%	1.63%

Portfolio turnover rate	197%	95%	83%	10%	9%

	Year Ended March 31,
	2002 #	2001	2000	1999	1998 #

CLASS I**

Net asset value, beginning of period	$16.64	$23.42	$20.99	$20.45	$16.02

Income from investment operations

Net investment income	0.29	0.36	0.43	0.49	0.49

Net realized and unrealized gains or losses on securities and foreign currency related transactions	(0.46)	(3.74)	3.00	0.68	4.86

Total from investment operations	(0.17)	(3.38)	3.43	1.17	5.35

Distributions to shareholders from

Net investment income	(0.33)	(0.36)	(0.41)	(0.48)	(0.49)

Net realized gains	0	(3.04)	(0.59)	(0.15)	(0.43)

Total distributions to shareholders	(0.33)	(3.40)	(1.00)	(0.63)	(0.92)

Net asset value, end of period	$16.14	$16.64	$23.42	$20.99	$20.45

Total return	(1.01%)	(16.32%)	16.68%	5.84%	34.12%

Ratios and supplemental data

Net assets, end of period (millions)	$456	$830	$1,176	$1,238	$1,117

Ratios to average net assets

Expenses‡	1.09%	1.01%	0.96%	1.01%	1.03%

Net investment income	1.99%	1.81%	1.89%	2.43%	2.65%

Portfolio turnover rate	197%	95%	83%	10%	9%

# Net investment income is based on average shares outstanding during the period.

* Excluding applicable sales charges.

** Effective at the close of business on May 11, 2001, Class Y shares of the Fund were renamed as Institutional shares (Class I).

‡ Ratio of expenses to average net assets excludes expense reductions but includes fee waivers.

See Combined Notes to Financial Statements.

EVERGREEN
Select Balanced Fund
Financial Highlights
(For a share outstanding throughout each period)

	Year Ended March 31, 2002 (a)	Year Ended June 30,
		2001	2000	1999	1998 (b)

CLASS I

Net asset value, beginning of period	$11.05	$15.10	$13.56	$13.39	$12.58

Income from investment operations

Net investment income	0.19	0.38	0.44	0.46	0.16

Net realized and unrealized gains or losses on securities and foreign currency related transactions	(0.50)	(2.06)	2.09	0.27	0.81

Total from investment operations	(0.31)	(1.68)	2.53	0.73	0.97

Distributions to shareholders from

Net investment income	(0.19)	(0.38)	(0.46)	(0.42)	(0.16)

Net realized gains	0	(1.99)	(0.53)	(0.14)	0

Total distributions to shareholders	(0.19)	(2.37)	(0.99)	(0.56)	(0.16)

Net asset value, end of period	$10.55	$11.05	$15.10	$13.56	$13.39

Total return	(2.77%)	(13.15%)	19.52%	5.70%	7.76%

Ratios and supplemental data

Net assets, end of period (thousands)	$646,598	$425,917	$601,453	$658,733	$723,850

Ratios to average net assets

Expenses‡	0.65%†	0.64%	0.65%	0.69%	0.70%†

Net investment income	2.42%†	2.85%	3.04%	3.47%	2.80%†

Portfolio turnover rate	174%	227%	163%	60%	37%

	Year Ended March 31, 2002 (a)	Year Ended June 30,
		2001	2000	1999	1998 (c)

CLASS IS

Net asset value, beginning of period	$11.10	$15.14	$13.59	$13.42	$13.34

Income from investment operations

Net investment income	0.16	0.37	0.43	0.35	0.07

Net realized and unrealized gains or losses on securities and foreign currency related transactions	(0.50)	(2.07)	2.08	0.35	0.09

Total from investment operations	(0.34)	(1.70)	2.51	0.70	0.16

Distributions to shareholders from

Net investment income	(0.16)	(0.35)	(0.43)	(0.39)	(0.08)

Net realized gains	0	(1.99)	(0.53)	(0.14)	0

Total distributions to shareholders	(0.16)	(2.34)	(0.96)	(0.53)	(0.08)

Net asset value, end of period	$10.60	$11.10	$15.14	$13.59	$13.42

Total return	(3.07%)	(13.25%)	19.23%	5.43%	1.23%

Ratios and supplemental data

Net assets, end of period (thousands)	$1,338	$2,280	$1,039	$405	$215

Ratios to average net assets

Expenses‡	0.91%†	0.89%	0.89%	0.93%	0.95%†

Net investment income	2.19%†	2.55%	2.74%	3.35%	2.58%†

Portfolio turnover rate	174%	227%	163%	60%	37%

(a) For the nine months ended March 31, 2002. The Fund changed its fiscal year end from June 30 to March 31, effective March 31, 2002.

(b) For the period from January 22, 1998 (commencement of class operations) to June 30, 1998.

(c) For the period from April 9, 1998 (commencement of class operations to) to June 30, 1998.

‡ The ratio of expenses to average net assets excludes expense reductions but includes fee waivers.

† Annualized.

See Combined Notes to Financial Statements.

EVERGREEN
Tax Strategic Foundation Fund
Financial Highlights
(For a share outstanding throughout each period)

	Year Ended March 31,
	2002	2001	2000	1999	1998

CLASS A

Net asset value, beginning of period	$15.18	$17.18	$16.17	$16.36	$13.57

Income from investment operations

Net investment income	0.34	0.35	0.36	0.34	0.31

Net realized and unrealized gains or losses on securities and foreign currency related transactions	(0.25)	(2.00)	1.00	(0.16)	2.96

Total from investment operations	0.09	(1.65)	1.36	0.18	3.27

Distributions to shareholders from

Net investment income	(0.34)	(0.35)	(0.35)	(0.34)	(0.30)

Net realized gains	0	0	0	(0.03)	(0.18)

Total distributions to shareholders	(0.34)	(0.35)	(0.35)	(0.37)	(0.48)

Net asset value, end of period	$14.93	$15.18	$17.18	$16.17	$16.36

Total return*	0.62%	(9.69%)	8.54%	1.19%	24.40%

Ratios and supplemental data

Net assets, end of period (millions)	$44	$57	$78	$82	$70

Ratios to average net assets

Expenses‡	1.31%	1.29%	1.30%	1.33%	1.42%

Net investment income	2.19%	2.10%	2.15%	2.18%	2.21%

Portfolio turnover rate	21%	31%	120%	64%	50%

	Year Ended March 31,
	2002	2001	2000	1999	1998

CLASS B

Net asset value, beginning of period	$15.16	$17.14	$16.14	$16.33	$13.56

Income from investment operations

Net investment income	0.22	0.23	0.23	0.22	0.21

Net realized and unrealized gains or losses on securities and foreign currency related transactions	(0.25)	(1.98)	1.00	(0.15)	2.94

Total from investment operations	(0.03)	(1.75)	1.23	0.07	3.15

Distributions to shareholders from

Net investment income	(0.23)	(0.23)	(0.23)	(0.23)	(0.20)

Net realized gains	0	0	0	(0.03)	(0.18)

Total distributions to shareholders	(0.23)	(0.23)	(0.23)	(0.26)	(0.38)

Net asset value, end of period	$14.90	$15.16	$17.14	$16.14	$16.33

Total return*	(0.21%)	(10.30%)	7.69%	0.41%	23.44%

Ratios and supplemental data

Net assets, end of period (millions)	$125	$155	$209	$244	$185

Ratios to average net assets

Expenses‡	2.06%	2.04%	2.05%	2.08%	2.18%

Net investment income	1.44%	1.35%	1.39%	1.42%	1.46%

Portfolio turnover rate	21%	31%	120%	64%	50%

* Excluding applicable sales charges. ‡ Ratio of expenses to average net assets excludes expense reductions but includes fee waivers.

See Combined Notes to Financial Statements.

EVERGREEN
Tax Strategic Foundation Fund
Financial Highlights
(For a share outstanding throughout each period)

	Year Ended March 31,
	2002	2001	2000	1999	1998

CLASS C

Net asset value, beginning of period	$15.14	$17.12	$16.11	$16.30	$13.53

Income from investment operations

Net investment income	0.22	0.23	0.23	0.22	0.21

Net realized and unrealized gains or losses on securities and foreign currency related transactions	(0.25)	(1.98)	1.01	(0.15)	2.94

Total from investment operations	(0.03)	(1.75)	1.24	0.07	3.15

Distributions to shareholders from

Net investment income	(0.23)	(0.23)	(0.23)	(0.23)	(0.20)

Net realized gains	0	0	0	(0.03)	(0.18)

Total distributions to shareholders	(0.23)	(0.23)	(0.23)	(0.26)	(0.38)

Net asset value, end of period	$14.88	$15.14	$17.12	$16.11	$16.30

Total return*	(0.21%)	(10.31%)	7.77%	0.41%	23.49%

Ratios and supplemental data

Net assets, end of period (millions)	$21	$28	$37	$45	$28

Ratios to average net assets

Expenses‡	2.06%	2.04%	2.05%	2.08%	2.18%

Net investment income	1.44%	1.35%	1.39%	1.42%	1.46%

Portfolio turnover rate	21%	31%	120%	64%	50%

	Year Ended March 31,
	2002	2001	2000 #	1999	1998

CLASS I**

Net asset value, beginning of period	$15.22	$17.22	$16.20	$16.39	$13.61

Income from investment operations

Net investment income	0.52	0.46	0.40	0.37	0.37

Net realized and unrealized gains or losses on securities and foreign currency related transactions	(0.40)	(2.06)	1.02	(0.15)	2.95

Total from investment operations	0.12	(1.60)	1.42	0.22	3.32

Distributions to shareholders from

Net investment income	(0.38)	(0.40)	(0.40)	(0.38)	(0.36)

Net realized gains	0	0	0	(0.03)	(0.18)

Total distributions to shareholders	(0.38)	(0.40)	(0.40)	(0.41)	(0.54)

Net asset value, end of period	$14.96	$15.22	$17.22	$16.20	$16.39

Total return	0.82%	(9.44%)	8.86%	1.38%	24.73%

Ratios and supplemental data

Net assets, end of period (millions)	$4	$5	$8	$24	$20

Ratios to average net assets

Expenses‡	1.06%	1.04%	1.04%	1.08%	1.15%

Net investment income	2.44%	2.35%	2.42%	2.42%	2.48%

Portfolio turnover rate	21%	31%	120%	64%	50%

# Net investment income is based on average shares outstanding during the period.

* Excluding applicable sales charges.

** Effective at the close of business on May 11, 2001, Class Y shares of the Fund were renamed as Institutional shares (Class I).

‡ Ratio of expenses to average net assets excludes expense reductions but includes fee waivers.

See Combined Notes to Financial Statements.

EVERGREEN
Balanced Fund
Schedule of Investments
March 31, 2002

	Credit Rating(v)	Principal Amount	Value

ASSET-BACKED SECURITIES - 1.3%
MBNA Master Credit Card Trust, Ser. 2001, Class C3, 6.55%, 12/15/2008	BBB	$2,540,000	$2,577,381
Morgan Stanley Co., Inc., 5.89%, 03/01/2007 TRACERS 144A (k)	AAA	3,750,000	3,753,558
Peco Energy Transition Trust, Ser. 1999-A, Class A7, 6.13%, 03/01/2009	AAA	3,105,000	3,163,666
SLMA FRN, Ser. 2002-2, Class A1, 1.939%, 10/25/2010 (h)	Aaa	4,000,000	4,000,000
University Support Svcs., Inc., Ser. 1992-CD, Class D, 9.51%, 11/01/2007 (h)	NA	40,000	39,800
Total Asset-Backed Securities			13,534,405
COLLATERALIZED MORTGAGE OBLIGATIONS - 6.6%
Commerce 2000, Ser. C1, Class A2, 7.42%, 04/15/2010	AAA	5,110,000	5,429,585
DLJ Comml. Mtge. Corp., Ser. 1999-CG3, Class A1B, 7.34%, 09/10/2009	Aaa	3,600,000	3,815,692
FHLMC:
Ser. 2362, Class PC, 6.50%, 04/15/2017 (h)	AAA	4,730,000	4,805,393
Ser. 2394, Class MB, 6.00%, 01/15/2015	AAA	4,000,000	4,012,463
FNMA:
Ser. 1999-41, Class PC, 6.50%, 06/25/2012	AAA	7,300,000	7,549,639
Ser. 2001-69, Class PL, 6.00%, 12/31/2031	AAA	4,410,000	4,409,496
Ser. 2001-T12, Class A2, 7.50%, 08/25/2041	AAA	6,324,595	6,623,780
Ser. 2002-16, Class PC, 5.75%, 11/25/2012 (h)	AAA	3,295,000	3,318,724
Ser. 2002-16, Class XN, 5.50%, 05/25/2012 (h)	AAA	4,830,000	4,837,245
Ser. 2002-9, Class PB, 6.00%, 11/25/2014	AAA	2,390,000	2,389,080
LB-UBS Comml. Mtge. Trust, Ser. 2000-C5, Class A1, 6.41%, 01/15/2010	AAA	4,371,446	4,486,224
Lehman Brothers Comml. Conduit Mtge. Trust, Ser. 1999-C1, Class A2, 6.78%, 06/15/2031	AAA	4,500,000	4,652,707
Morgan Stanley Capital I, Inc., Ser. 1998-XL1, Class A3, 6.48%, 06/03/2030	AAA	4,700,000	4,781,306
Residential Asset Mtge. Products, Inc., Ser. 1996-KS2, Class A4, 7.98%, 05/25/2026	AAA	5,555,000	5,757,063
Total Collateralized Mortgage Obligations			66,868,397
CORPORATE BONDS - 11.8%
CONSUMER DISCRETIONARY - 2.6%
Auto Components - 0.2%
Collins & Aikman Products Co., 11.50%, 04/15/2006	B	1,000,000	930,000
Delco Remy International, Inc., 11.00%, 05/01/2009	B	350,000	323,750
Lear Corp., Ser. B, 8.11%, 05/15/2009	BB+	1,000,000	1,026,652
2,280,402
Automobiles - 0.8%
Ford Motor Co., 6.375%, 02/01/2029	BBB+	5,000,000	3,974,270
General Motors Corp., 7.20%, 01/15/2011	BBB+	3,750,000	3,707,359
7,681,629
Hotels, Restaurants & Leisure - 0.9%
Aztar Corp., 8.875%, 05/15/2007	B+	500,000	517,500
Coast Hotels & Casinos, Inc., 9.50%, 04/01/2009 144A	B	500,000	530,625
Hollywood Casino Corp.:
11.25%, 05/01/2007	B	100,000	111,000
13.00%, 08/01/2006	B-	1,000,000	1,077,500
Horseshoe Gaming Holdings, Ser. B, 8.625%, 05/15/2009	B+	450,000	470,250
International Game Technology, 8.375%, 05/15/2009	BBB-	100,000	104,500
Mandalay Resort Group, Ser. B, 10.25%, 08/01/2007	BB-	700,000	761,250
McDonald’s Corp., 6.375%, 01/08/2028	A+	2,150,000	2,042,160
Meristar Hospitality Corp., 9.00%, 01/15/2008 144A	B+	150,000	153,000
Mohegan Tribal Gaming Auth., 8.75%, 01/01/2009	BB-	500,000	513,750
Prime Hospitality Corp., Ser. B, 9.75%, 04/01/2007	B+	650,000	680,875
Royal Caribbean Cruises, Ltd, 8.75%, 02/02/2011	BB+	500,000	483,370
Six Flags, Inc., 8.875%, 02/01/2010 144A	B	500,000	508,750

EVERGREEN
Balanced Fund
Schedule of Investments (continued)
March 31, 2002

	Credit Rating(v)	Principal Amount	Value

CORPORATE BONDS - continued
CONSUMER DISCRETIONARY - continued
Hotels, Restaurants & Leisure - continued
Station Casinos, Inc., 9.875%, 07/01/2010	B+	$ 500,000	$538,750
WCI Communities, Inc., 10.625%, 02/15/2011	B	500,000	542,500
9,035,780
Household Durables - 0.1%
K. Hovnanian Enterprises, Inc., 10.50%, 10/01/2007	BB-	800,000	872,000
MDC Holdings, Inc., 8.375%, 02/01/2008	BB+	100,000	102,500
Meritage Corp., 9.75%, 06/01/2011	B	100,000	105,250
Sealy Mattress Co., Ser. B, 9.875%, 12/15/2007	B-	100,000	102,500
Windmere Durable Holdings, Inc., 10.00%, 07/31/2008	B-	300,000	309,000
1,491,250
Leisure Equipment & Products - 0.1%
CSC Holdings, Inc., 7.25%, 07/15/2008	BB+	500,000	479,208
Media - 0.4%
Charter Communications Holdings LLC, 8.625%, 04/01/2009	B+	1,000,000	910,000
Echostar DBS Corp., 9.375%, 02/01/2009	B+	1,000,000	1,045,000
Emmis Communications Corp., Ser. B, 8.125%, 03/15/2009	B-	500,000	512,500
Hollinger International, Inc., 9.25%, 02/01/2006	B+	500,000	516,250
LIN Television Corp., 8.375%, 03/01/2008	B-	500,000	500,000
Sinclair Broadcast Group, Inc., 8.75%, 12/15/2007	B	500,000	512,500
3,996,250
Specialty Retail - 0.1%
Michaels Stores, Inc., 9.25%, 07/01/2009	BB	500,000	535,625
Office Depot, Inc., 10.00%, 07/15/2008	BB+	500,000	557,500
Petco Animal Supplies, Inc., 10.75%, 11/01/2011 144A	B	300,000	330,000
1,423,125
CONSUMER STAPLES - 0.1%
Food & Drug Retailing - 0.1%
Marsh Supermarket, Inc., Ser. B, 8.875%, 08/01/2007	B+	500,000	503,125
Pantry, Inc., 10.25%, 10/15/2007	B-	100,000	91,500
594,625
Food Products - 0.0%
Land O’Lakes, Inc., 8.75%, 11/15/2011 144A	BB	500,000	500,000
ENERGY - 0.3%
Oil & Gas - 0.3%
Chesapeake Energy Corp., 8.125%, 04/01/2011	B+	1,000,000	1,007,500
Ocean Energy, Inc., Ser. B, 8.375%, 07/01/2008	BB+	500,000	531,250
Pioneer Natural Resources Co., 9.625%, 04/01/2010	BB+	500,000	545,091
Stone Energy Corp., 8.25%, 12/15/2011	B+	175,000	179,813
Westport Resources Corp., 8.25%, 11/01/2011	BB-	100,000	103,250
XTO Energy, Inc., Ser. B, 9.25%, 04/01/2007	BB-	500,000	525,000
2,891,904
FINANCIALS - 5.8%
Banks - 1.6%
Northern Trust Co. Bank, 7.10%, 08/01/2009	A+	4,730,000	4,950,659
PNC Funding Corp., 5.75%, 08/01/2006	A-	4,700,000	4,666,292
SunTrust Banks, Inc., 6.00%, 01/15/2028	A+	3,400,000	3,343,880
Washington Mutual, Inc., 6.875%, 06/15/2011	BBB+	3,775,000	3,816,355
16,777,186

EVERGREEN
Balanced Fund
Schedule of Investments (continued)
March 31, 2002

	Credit Rating(v)	Principal Amount	Value

CORPORATE BONDS - continued
FINANCIALS - continued
Diversified Financials - 2.9%
Alliance Capital Management LP, 5.625%, 08/15/2006	A+	$ 3,500,000	$3,473,239
Caterpillar Financial Services, 5.33%, 08/30/2004	A+	4,175,000	4,243,286
Citigroup, Inc., 6.75%, 12/01/2005	AA-	3,750,000	3,939,004
Ford Motor Credit Co., 7.375%, 10/28/2009	BBB+	2,175,000	2,137,268
GMAC, 6.875%, 09/15/2011	BBB+	1,750,000	1,693,521
Household Finance Corp., 6.40%, 06/17/2008	A	3,000,000	2,943,231
International Lease Finance Corp.:
5.54%, 03/21/2005	AA-	1,500,000	1,505,550
5.95%, 06/06/2005	AA-	2,000,000	2,020,660
Legg Mason, Inc., 6.75%, 07/02/2008	BBB	3,500,000	3,528,591
Sprint Capital Corp.:
6.875%, 11/15/2028	BBB+	2,750,000	2,207,557
7.625%, 01/30/2011	BBB+	2,000,000	1,900,340
29,592,247
Insurance - 0.5%
American General Finance Corp., 6.10%, 05/22/2006	A+	4,750,000	4,812,035
Real Estate - 0.8%
EOP Operating LP, 7.00%, 07/15/2011	BBB+	3,250,000	3,241,810
ERP Operating LP, 6.63%, 04/13/2002 REIT	BBB+	4,680,000	4,722,873
7,964,683
HEALTH CARE - 0.3%
Health Care Providers & Services - 0.3%
Bergen Brunswig Corp., 7.375%, 01/15/2003	BB-	100,000	101,750
Express Scripts, Inc., 9.625%, 06/15/2009	BBB-	500,000	555,000
LifePoint Hospitals Holdings, Inc., Ser. B, 10.75%, 05/15/2009	B	500,000	571,250
Omnicare, Inc., 8.125%, 03/15/2011	BB+	400,000	423,000
Stewart Enterprises, Inc., 10.75%, 07/01/2008	B+	500,000	552,500
Triad Hospitals, Inc, Ser. B, 8.75%, 05/01/2009	B-	400,000	428,000
2,631,500
INDUSTRIALS - 0.9%
Aerospace & Defense - 0.0%
Sequa Corp., 8.875%, 04/01/2008	BB	100,000	100,500
Commercial Services & Supplies - 0.2%
Allied Waste North America, Inc., Ser. B, 10.00%, 08/01/2009	B+	1,000,000	1,017,500
Iron Mountain, Inc., 8.625%, 04/01/2013	B	500,000	527,500
Mail Well I Corp., 9.625%, 03/15/2012 144A	BB	475,000	491,625
2,036,625
Construction & Engineering - 0.1%
Schuler Homes, Inc., 10.50%, 07/15/2011 144A	B+	500,000	537,500
Toll Brothers, Inc., 8.25%, 12/01/2011	BB+	500,000	510,000
1,047,500
Machinery - 0.5%
AGCO Corp., 8.50%, 03/15/2006	BB-	500,000	502,500
Ingersoll Rand Co., 6.25%, 05/15/2006	BBB+	3,250,000	3,256,910
Navistar International Corp., 8.00%, 02/01/2008	BB-	500,000	495,625
Terex Corp., 8.875%, 04/01/2008	B	500,000	516,250
4,771,285

EVERGREEN
Balanced Fund
Schedule of Investments (continued)
March 31, 2002

	Credit Rating(v)	Principal Amount	Value

CORPORATE BONDS - continued
INDUSTRIALS - continued
Road & Rail - 0.1%
Burlington Northern Santa Fe, 6.75%, 07/15/2011	BBB+	$ 1,050,000	$1,057,821
INFORMATION TECHNOLOGY - 0.0%
Semiconductor Equipment & Products - 0.0%
Amkor Technology, Inc., 9.25%, 02/15/2008	B+	330,000	328,350
MATERIALS - 0.7%
Chemicals - 0.5%
Dow Chemical Co., 5.25%, 05/14/2004	A	4,000,000	4,026,144
Lyondell Chemical Co., Ser. A, 9.625%, 05/01/2007	BB	500,000	513,750
Scotts Co., 8.625%, 01/15/2009	B+	750,000	780,000
5,319,894
Containers & Packaging - 0.1%
Owens-Illinois, Inc.:
7.15%, 05/15/2005	B+	430,000	412,800
8.875%, 02/15/2009 144A	BB	500,000	512,500
Stone Container Corp., 9.75%, 02/01/2011	B	300,000	325,500
1,250,800
Metals & Mining - 0.1%
Peabody Energy Corp., Ser. B, 9.625%, 05/15/2008	B+	500,000	535,000
United States Steel LLC, 10.75%, 08/01/2008 144A	BB	500,000	502,500
1,037,500
TELECOMMUNICATION SERVICES - 0.9%
Diversified Telecommunication Services - 0.9%
BellSouth Telecommunications, Inc., 7.875%, 02/15/2030	A+	3,750,000	4,182,262
MCI WorldCom, Inc., 6.95%, 08/15/2028	BBB+	1,375,000	960,681
Panamsat Corp., 8.50%, 02/01/2012 144A	B	500,000	500,000
Verizon New York, Inc., Ser. A, 6.875%, 04/01/2012	A+	3,000,000	2,993,640
8,636,583
Wireless Telecommunications Services - 0.0%
Triton PCS, Inc., 8.75%, 11/15/2011	B-	400,000	374,000
UTILITIES - 0.2%
Electric Utilities - 0.1%
Calpine Corp., 7.75%, 04/15/2009	B+	350,000	273,411
Gas Utilities - 0.1%
El Paso Energy Partners, LP, 8.50%, 06/01/2011	BB-	850,000	879,750
Western Gas Resources, Inc., 10.00%, 06/15/2009	BB-	350,000	372,750
1,252,500
Total Corporate Bonds			119,638,593
MORTGAGE-BACKED SECURITIES - 9.9%
FHLMC:
5.50%, 12/01/2031-03/01/2032	AAA	6,105,000	5,731,331
6.00%, 11/01/2031	AAA	24,450,082	23,747,945
6.00%, TBA ++	AAA	1,150,000	1,114,419
FNMA:
5.50%, 02/01/2017	AAA	13,942,642	13,596,773
5.63%, 06/01/2008	AAA	3,970,631	4,010,224
5.78%, 07/01/2011	AAA	3,011,201	3,011,843
6.63%, 10/01/2005	AAA	4,414,411	4,601,904

EVERGREEN
Balanced Fund
Schedule of Investments (continued)
March 31, 2002

	Credit Rating(v)	Principal Amount	Value

MORTGAGE-BACKED SECURITIES - continued
FNMA-continued
6.80%, 01/01/2007	AAA	$ 5,241,387	$5,483,204
7.10%, 06/01/2004	AAA	3,606,422	3,759,609
7.50%, 10/01/2029-11/01/2031	AAA	6,585,071	6,824,622
7.53%, 05/01/2007	AAA	4,249,890	4,569,687
9.00%, 08/01/2014	AAA	2,832,372	2,986,862
5.50%, TBA ++	AAA	11,140,000	10,847,575
GNMA:
7.00%, 08/15/2031-09/15/2031	AAA	9,536,776	9,737,833
8.50%, 05/15/2021-06/15/2022	AAA	312,651	339,505
9.50%, 02/15/2021	AAA	75,893	84,293
Total Mortgage-Backed Securities			100,447,629
U.S. TREASURY OBLIGATIONS - 5.3%
U.S. Treasury Bonds:
5.25%, 11/15/2028	AAA	8,280,000	7,455,560
6.25%, 08/15/2023	AAA	18,350,000	18,797,300
U.S. Treasury Notes:
3.375%, 01/15/2007	AAA	2,793,700	2,851,759
5.25%, 05/15/2004	AAA	20,575,000	21,199,492
6.125%, 08/15/2007	AAA	3,960,000	4,162,178
Total U.S. Treasury Obligations			54,466,289
YANKEE OBLIGATIONS-CORPORATE - 0.2%
CONSUMER DISCRETIONARY - 0.1%
Media - 0.1%
Rogers Cablesystems, Ltd., 11.00%, 12/01/2015	BB-	500,000	552,500
FINANCIALS - 0.0%
Diversified Financials - 0.0%
Tembec Finance Corp., 9.875%, 09/30/2005	BB+	350,000	361,522
MATERIALS - 0.1%
Paper & Forest Products - 0.1%
Domtar, Inc., 8.75%, 08/01/2006	BBB-	500,000	542,452
Tembec Industries, Inc., 7.75%, 03/15/2012 144A	BB+	500,000	491,875
1,034,327
TELECOMMUNICATION SERVICES - 0.0%
Diversified Telecommunication Services - 0.0%
Star Choice Communications, 13.00%, 12/15/2005	B+	100,000	106,000
Wireless Telecommunications Services - 0.0%
Rogers Cantel, Inc., 9.75%, 06/01/2016	BB+	500,000	440,000
Total Yankee Obligations-Corporate			2,494,349

	Shares	Value

COMMON STOCKS - 61.0%
CONSUMER DISCRETIONARY - 6.5%
Auto Components - 0.4%
Delphi Automotive Systems Corp.	277,900	4,443,621

EVERGREEN
Balanced Fund
Schedule of Investments (continued)
March 31, 2002

	Shares	Value

COMMON STOCKS - continued
CONSUMER DISCRETIONARY -continued
Automobiles - 0.9%
General Motors Corp.	43,100	$2,605,395
Harley-Davidson, Inc.	116,500	6,422,645
9,028,040
Hotels, Restaurants & Leisure - 0.8%
Starbucks Corp. *	355,100	8,213,463
Media - 0.7%
AOL Time Warner, Inc. *	121,800	2,880,570
Viacom, Inc., Class B *	88,400	4,275,908
7,156,478
Multi-line Retail - 2.3%
Family Dollar Stores, Inc.	140,800	4,718,208
Kohl’s Corp. *	56,000	3,984,400
Wal-Mart Stores, Inc.	235,400	14,427,666
23,130,274
Specialty Retail - 1.4%
Home Depot, Inc.	216,800	10,538,648
Lowe’s Companies, Inc.	82,700	3,596,623
14,135,271
CONSUMER STAPLES - 5.2%
Beverages - 1.9%
Anheuser-Busch Companies, Inc.	75,800	3,956,760
Coca-Cola Co.	140,200	7,326,852
PepsiCo, Inc.	157,300	8,100,950
19,384,562
Food & Drug Retailing - 1.1%
Safeway, Inc. *	72,200	3,250,444
SYSCO Corp.	107,800	3,214,596
Walgreen Co.	114,200	4,475,498
10,940,538
Food Products - 0.9%
Kraft Foods, Inc., Class A	224,600	8,680,790
Household Products - 0.9%
Procter & Gamble Co.	99,300	8,945,937
Tobacco - 0.4%
Philip Morris Companies, Inc.	85,400	4,498,018
ENERGY - 4.2%
Energy Equipment & Services - 0.4%
Nabors Industries, Inc. *	84,100	3,553,225
Oil & Gas - 3.8%
Anadarko Petroleum Corp.	68,600	3,871,784
Devon Energy Corp.	166,700	8,046,609
Exxon Mobil Corp.	416,300	18,246,429
Ocean Energy, Inc.	141,300	2,796,327
Phillips Petroleum Co.	41,100	2,581,080
Weatherford International, Inc. *	0,400	3,353,152
38,895,381

EVERGREEN
Balanced Fund
Schedule of Investments (continued)
March 31, 2002

	Shares	Value

COMMON STOCKS - continued
FINANCIALS - 11.6%
Banks - 2.9%
Bank of America Corp.	116,900	$7,951,538
Fifth Third Bancorp	101,100	6,822,228
FleetBoston Financial Corp.	85,700	2,999,500
Mellon Financial Corp.	48,400	1,867,756
PNC Financial Services Group	70,800	4,353,492
Wells Fargo & Co.	123,400	6,095,960
30,090,474
Diversified Financials - 4.8%
American Express Co.	91,500	3,747,840
Capital One Financial Corp.	103,800	6,627,630
Citigroup, Inc.	404,200	20,015,984
Freddie Mac	136,100	8,624,657
Merrill Lynch & Co., Inc.	88,200	4,884,516
State Street Corp.	84,000	4,651,920
48,552,547
Insurance - 3.9%
American International Group, Inc.	182,350	13,154,729
Loew’s Corp.	55,600	3,257,048
Marsh & McLennan Co.	57,200	6,448,728
MetLife, Inc.	116,200	3,660,300
Prudential Financial, Inc. *	121,300	3,766,365
Travelers Property Casualty Corp., Class A *	184,200	3,684,000
XL Capital, Ltd., Class A	60,100	5,610,335
39,581,505
HEALTH CARE - 8.5%
Biotechnology - 0.5%
Amgen, Inc. *	82,800	4,941,504
Health Care Equipment & Supplies - 1.5%
Baxter International, Inc.	151,400	9,011,328
Saint Jude Medical, Inc.	80,600	6,218,290
15,229,618
Health Care Providers & Services - 1.0%
Laboratory Corp.	52,800	5,061,408
Tenet Healthcare Corp.	54,400	3,645,888
UnitedHealth Group, Inc.	24,400	1,864,648
10,571,944
Pharmaceuticals - 5.5%
Bristol-Myers Squibb Co.	65,700	2,660,193
Eli Lilly & Co.	70,100	5,341,620
Johnson & Johnson Co.	213,000	13,834,350
Merck & Co., Inc.	52,400	3,017,192
Pfizer, Inc.	368,000	14,624,320
Pharmacia Corp.	139,500	6,288,660
Schering-Plough Corp.	53,700	1,680,810
Wyeth	125,500	8,239,075
55,686,220

EVERGREEN
Balanced Fund
Schedule of Investments (continued)
March 31, 2002

	Shares	Value

COMMON STOCKS - continued
INDUSTRIALS - 8.4%
Aerospace & Defense - 1.5%
Boeing Co.	66,900	$3,227,925
Northrop Grumman Corp.	43,100	4,872,455
Raytheon Co.	75,800	3,111,590
United Technologies Corp.	50,400	3,739,680
14,951,650
Commercial Services & Supplies - 1.4%
Automatic Data Processing, Inc.	57,100	3,327,217
Concord EFS, Inc. *	228,900	7,610,925
Paychex, Inc.	78,900	3,132,330
14,070,472
Electrical Equipment - 0.2%
SPX Corp. *	15,993	2,264,289
Industrial Conglomerates - 3.3%
General Electric Co.	608,000	22,769,600
Minnesota Mining & Manufacturing Co.	96,900	11,144,469
33,914,069
Machinery - 1.1%
Illinois Tool Works, Inc.	96,200	6,960,070
Navistar International Corp. *	88,400	3,916,120
10,876,190
Road & Rail - 0.9%
Burlington Northern Santa Fe Corp.	212,400	6,410,232
Swift Transportation Co., Inc.	151,600	3,323,072
9,733,304
INFORMATION TECHNOLOGY - 10.5%
Communications Equipment - 1.0%
Cisco Systems, Inc. *	523,900	8,869,627
QUALCOMM, Inc. *	46,400	1,746,496
10,616,123
Computers & Peripherals - 2.0%
Dell Computer Corp. *	209,900	5,480,489
EMC Corp. *	121,300	1,445,896
International Business Machines Corp.	112,900	11,741,600
Sun Microsystems, Inc. *	211,900	1,868,958
20,536,943
IT Consulting & Services - 1.5%
Affiliated Computer Services, Inc., Class A *	231,400	12,988,482
Electronic Data Systems Corp.	36,400	2,110,836
15,099,318
Semiconductor Equipment & Products - 3.2%
Altera Corp.	253,200	5,537,484
Applied Materials, Inc.	48,400	2,626,668
Flextronics International, Ltd.	161,000	2,938,250
Intel Corp.	277,700	8,444,857
Texas Instruments, Inc.	301,100	9,966,410
Xilinx, Inc. *	65,000	2,590,900
32,104,569

EVERGREEN
Balanced Fund
Schedule of Investments (continued)
March 31, 2002

	Shares	Value

COMMON STOCKS - continued
INFORMATION TECHNOLOGY - continued
Software - 2.8%
Microsoft Corp. *	258,500	$15,590,135
Oracle Corp. *	877,800	11,235,840
Veritas Software Corp. *	32,000	1,402,560
28,228,535
MATERIALS - 3.1%
Chemicals - 1.9%
E.I. du Pont de Nemours & Co.	80,300	3,786,145
PPG Industries, Inc.	141,800	7,786,238
Praxair, Inc.	60,700	3,629,860
Rohm & Haas Co.	91,400	3,863,478
19,065,721
Metals & Mining - 0.6%
Alcoa, Inc.	98,500	3,717,390
Nucor Corp.	32,700	2,100,648
5,818,038
Paper & Forest Products - 0.6%
International Paper Co.	144,800	6,227,848
TELECOMMUNICATION SERVICES - 2.5%
Diversified Telecommunication Services - 2.5%
AT&T Corp.	327,300	5,138,610
BellSouth Corp.	122,600	4,519,036
L-3 Communications Holdings, Inc. *	32,575	3,648,400
SBC Communications, Inc.	166,000	6,215,040
Verizon Communications, Inc.	135,000	6,162,750
25,683,836
UTILITIES - 0.5%
Electric Utilities - 0.5%
Dominion Resources, Inc.	50,600	3,297,096
Pinnacle West Capital Corp.	50,500	2,290,175
5,587,271
Total Common Stocks		620,437,586
CONVERTIBLE PREFERRED STOCKS - 0.1%
UTILITIES - 0.1%
Electric Utilities - 0.1%
Duke Energy Corp., 8.00%, 11/16/2004	49,072	1,218,458
SHORT-TERM INVESTMENTS - 4.6%
MUTUAL FUND SHARES - 4.6%
Evergreen Institutional U.S. Government Money Market Fund (o) +	47,220,640	47,220,640
Total Investments - (cost $978,128,668) - 100.8%		1,026,326,346
Other Assets and Liabilities - (0.8%)		(8,457,543)
Net Assets - 100.0%		$1,017,868,803

See Combined Notes to Financial Statements.

EVERGREEN
Foundation Fund
Schedules of Investments.
March 31, 2002

	Credit Rating(v)	Principal Amount	Value

ASSET-BACKED SECURITIES - 2.0%
GE Capital Mtge. Funding Corp., Ser. 1999-HE3, Class A3, 7.11%, 07/25/2014	Aaa	$ 698,126	$708,838
HFC Home Equity Loan Trust, Ser. 1999-1, Class A2, 6.95%, 10/20/2023	Aaa	433,591	436,888
Key Auto Finance Trust, Ser. 1999-1, Class A4, 5.83%, 01/15/2007	AAA	1,800,571	1,844,154
Loan Comml. Conduit Mtge. Trust, 7.36%, 10/15/2032	Aaa	14,305,000	15,163,882
MBNA Master Credit Card Trust:
Ser. 1996-J, Class A, 2.05%, 02/15/2006	AAA	4,000,000	4,007,700
Ser. 1998-J, Class A, 5.25%, 02/15/2006	AAA	10,115,000	10,352,400
Morgan Stanley Co., Inc., 5.89%, 03/01/2007 TRACERS 144A(k)	AAA	8,700,000	8,708,256
Total Asset-Backed Securities			41,222,118
COLLATERALIZED MORTGAGE OBLIGATIONS - 5.7%
Commerce 2000:
Ser. C1, Class A1, 7.21%, 09/15/2008	AAA	7,183,149	7,550,866
Ser. C1, Class A2, 7.47%, 04/15/2010	AAA	11,970,000	12,718,616
FHLMC:
Ser. 2366, Class MG, 6.00%, 12/15/2014	AAA	16,535,000	16,572,890
Ser. 2370, Class PE, 6.00%, 10/01/2031	AAA	9,275,000	9,289,630
Ser. 2394, Class MB, 6.00%, 01/15/2015	AAA	8,775,000	8,802,340
FNMA:
Ser. 2001-TB, Class A1, 7.50%, 07/25/2041	AAA	8,226,669	8,534,141
Ser. 1994-51, Class PH, 6.50%, 01/25/2023	AAA	5,345,000	5,535,865
Ser. 2001-74, Class QB, 6.00%, 11/01/2031	AAA	14,450,000	14,440,748
Ser. 2001-T12, Class A2, 7.50%, 08/25/2041	AAA	6,931,192	7,259,072
Ser. 2002-9, Class PB, 6.00%, 11/25/2014	AAA	8,880,000	8,876,581
LB-UBS Comml. Mtge. Trust, Ser. 2002-C1, Class A3, 6.23%, 03/15/2026 (h)	AAA	7,400,000	7,419,240
Residential Asset Mtge. Products, Inc., Ser. 2002-RZ1, Class A2, 4.30%, 04/25/2023 (h)	AAA	8,590,000	8,532,207
Total Collateralized Mortgage Obligations			115,532,196
CORPORATE BONDS - 10.5%
CONSUMER DISCRETIONARY - 1.2%
Automobiles - 0.5%
Daimler Chrysler AG, 6.90%, 09/01/2004	BBB+	10,000,000	10,303,770
Multi-line Retail - 0.7%
May Department Stores Co., 6.90%, 01/15/2032	A+	6,000,000	5,735,766
Wal-Mart Stores, Inc., 6.875%, 08/10/2009	AA	7,475,000	7,968,918
13,704,684
CONSUMER STAPLES - 0.6%
Beverages - 0.6%
Anheuser Busch Companies, Inc., 5.625%, 10/01/2010	A+	7,500,000	7,256,820
Coca Cola Enterprises, Inc., 0.00%, 06/20/2020 (n)	A	17,530,000	5,020,662
12,277,482
ENERGY - 0.6%
Oil & Gas - 0.6%
Amerada Hess Corp., 7.125%, 03/15/2033	BBB	3,650,000	3,530,068
Conoco, Inc., 5.45%, 10/15/2006	BBB+	7,750,000	7,690,883
11,220,951

EVERGREEN
Foundation Fund
Schedules of Investments. (continued)
March 31, 2002

	Credit Rating(v)	Principal Amount	Value

CORPORATE BONDS - continued
FINANCIALS - 6.0%
Banks - 1.9%
Bank of New York, 7.30%, 12/01/2009	A	$8,500,000	$8,995,643
National City Corp., 6.625%, 03/01/2004	A-	7,500,000	7,809,743
Norwest Corp., 6.20%, 12/01/2005	A+	5,750,000	5,909,574
PNC Funding Corp., 5.75%, 08/01/2006	A-	4,500,000	4,467,726
SunTrust Banks, Inc., 6.00%, 02/15/2026	A	5,000,000	5,043,755
U.S. Bank, 6.375%, 08/01/2011	A	7,000,000	6,952,099
39,178,540
Diversified Financials - 3.6%
Discover Card, 6.85%, 07/17/2007	AAA	5,050,000	5,327,436
Ford Motor Credit Co., 7.375%, 10/28/2009	BBB+	10,000,000	9,826,520
GE Capital Corp., 7.25%, 02/01/2005	AAA	8,750,000	9,353,181
GMAC, 6.875%, 09/15/2011	BBB+	8,700,000	8,419,216
Household Finance Corp., 6.40%, 06/17/2008	A	6,250,000	6,131,731
International Lease Finance Corp., 5.50%, 06/07/2004	AA-	12,000,000	12,150,660
Merrill Lynch & Co., Inc., 5.36%, 02/01/2007	AA-	3,175,000	3,111,303
Sprint Capital Corp.:
6.875%, 11/15/2028	BBB+	7,000,000	5,619,236
7.625%, 01/30/2011	BBB+	4,500,000	4,275,765
USAA Capital Corp., 5.59%, 12/20/2006 144A	AAA	5,500,000	5,436,948
Verizon Global Funding Corp., 7.75%, 12/01/2030	A+	2,575,000	2,692,593
72,344,589
Insurance - 0.4%
American General Finance Corp., MTN, 5.875%, 07/14/2006	A+	7,500,000	7,516,545
Real Estate - 0.1%
Carramerica Reality Corp., 7.125%, 01/15/2012 REIT	BBB	2,850,000	2,819,804
INDUSTRIALS - 0.3%
Road & Rail - 0.3%
Burlington Northern Santa Fe, 6.75%, 07/15/2011	BBB+	7,000,000	7,052,143
MATERIALS - 0.4%
Chemicals - 0.4%
Dow Chemical Co., 5.25%, 05/14/2004	A	9,000,000	9,058,824
TELECOMMUNICATION SERVICES - 0.9%
Diversified Telecommunication Services - 0.9%
Bellsouth Corp., 5.00%, 10/15/2006	A+	8,150,000	8,000,415
MCI WorldCom, Inc., 6.95%, 08/15/2028	BBB+	5,000,000	3,493,385
SBC Communications, Inc., 5.875%, 02/01/2012	AA-	7,125,000	6,874,585
18,368,385
UTILITIES - 0.5%
Electric Utilities - 0.3%
Pacific Gas & Electric Co., 5.93%, 10/08/2003 (g).	D	250,000	235,000
Southwestern Public Service Co., Ser. B, 5.125%, 11/01/2006	A-	4,500,000	4,346,033
4,581,033
Gas Utilities - 0.2%
Consolidated Natural Gas Co., 5.375%, 11/01/2006	BBB+	4,700,000	4,559,714
Total Corporate Bonds			212,986,464

EVERGREEN
Foundation Fund
Schedules of Investments. (continued)
March 31, 2002

	Credit Rating(v)	Principal Amount	Value

MORTGAGE-BACKED SECURITIES - 9.7%
FHLMC:
5.50%, 02/01/2032	AAA	$ 10,665,005	$10,012,231
6.00%, 03/01/2031-02/01/2032	AAA	17,995,504	17,478,783
6.00%, TBA #	AAA	6,895,000	6,681,669
7.50%, 09/01/2031	AAA	15,150,680	15,705,848
8.50%, 09/01/2020	AAA	2,744,846	2,982,940
FNMA:
5.40%, 11/01/2008	AAA	10,550,000	10,594,425
5.42%, 12/31/2002	AAA	3,948,299	3,858,918
5.50%, 02/01/2017	AAA	5,359,719	5,226,354
5.50%, TBA #	AAA	15,500,000	15,093,125
5.70%, 12/31/2002	AAA	7,032,751	6,953,917
5.71%, 05/01/2011h	AAA	7,777,132	7,770,911
5.74%, 01/01/2009	AAA	14,042,888	13,881,713
5.84%, 12/01/2008	AAA	10,418,925	10,389,462
6.00%, 08/01/2006	AAA	3,712,781	3,760,968
6.34%, 07/01/2009	AAA	6,294,249	6,564,528
6.625%, 09/15/2009	AAA	3,500,000	3,664,756
6.79%, 04/01/2004	AAA	9,637,542	9,989,020
7.50%, 06/01/2031-11/01/2031	AAA	22,806,070	23,635,739
8.50%, 04/01/2025-04/01/2030	AAA	6,256,159	6,755,995
GNMA:
7.00%, 04/15/2024-08/15/2031	AAA	15,532,828	15,921,493
Total Mortgage-Backed Securities			196,922,795
U.S. TREASURY OBLIGATIONS - 5.8%
U.S. Treasury Bonds, 6.25%, 08/15/2023	AAA	43,125,000	44,176,215
U.S. Treasury Notes:
5.25%, 05/15/2004	AAA	35,835,000	36,922,664
6.125%, 08/15/2007 ##	AAA	34,585,000	36,350,737
Total U.S. Treasury Obligations			117,449,616
YANKEE OBLIGATIONS-GOVERNMENT - 0.5%
Canada, 4.625%, 10/03/2006	AA-	10,000,000	9,747,690

	Shares	Value

COMMON STOCKS - 63.9%
CONSUMER DISCRETIONARY - 8.4%
Auto Components - 0.4%
Magna International, Inc., Class A	100,000	7,350,000
Automobiles - 0.7%
Harley-Davidson, Inc.	250,000	13,782,500
Hotels, Restaurants & Leisure - 1.1%
McDonald’s Corp.	309,169	8,579,440
Starbucks Corp. *	580,000	13,415,400
21,994,840
Household Durables - 0.7%
Black & Decker Corp.	316,597	14,734,424
Media - 1.9%
Adelphia Communications Corp., Class A (p)	340,719	5,076,713
AOL Time Warner, Inc. *	416,048	9,839,535

EVERGREEN
Foundation Fund
Schedules of Investments. (continued)
March 31, 2002

	Shares	Value

COMMON STOCKS - continued
CONSUMER DISCRETIONARY - continued
Media - continued
Cablevision Systems Corp., Class A * (p)	169,115	$5,749,910
Gannett Co., Inc.	84,000	6,392,400
Interpublic Group of Companies, Inc.	78,500	2,690,980
New York Times Co., Class A	204,892	9,806,131
39,555,669
Multi-line Retail - 1.3%
Costco Wholesale Corp. *	152,000	6,052,640
Wal-Mart Stores, Inc.	326,340	20,001,379
26,054,019
Specialty Retail - 2.3%
Bed Bath & Beyond, Inc. *	325,000	10,968,750
Home Depot, Inc.	257,000	12,492,770
Lowe’s Companies, Inc.	562,788	24,475,650
47,937,170
CONSUMER STAPLES - 6.5%
Beverages - 2.8%
Anheuser-Busch Companies, Inc.	470,303	24,549,817
Coca-Cola Co.	140,000	7,316,400
PepsiCo, Inc.	468,193	24,111,939
55,978,156
Food & Drug Retailing - 1.6%
CVS Corp.	325,000	11,157,250
Safeway, Inc. *	75,000	3,376,500
SYSCO Corp.	460,000	13,717,200
Walgreen Co.	100,000	3,919,000
32,169,950
Household Products - 0.9%
Procter & Gamble Co.	215,061	19,374,846
Tobacco - 1.2%
Philip Morris Companies, Inc.	456,378	24,037,429
ENERGY - 5.5%
Energy Equipment & Services - 1.1%
Baker Hughes, Inc.	202,730	7,754,423
BJ Services Co. *	145,000	4,998,150
Nabors Industries, Inc. *	230,000	9,717,500
22,470,073
Oil & Gas - 4.4%
Anadarko Petroleum Corp.	115,000	6,490,600
Apache Corp.	199,400	11,341,872
ChevronTexaco Corp.	156,832	14,157,224
Conoco, Inc.	503,165	14,682,355
Exxon Mobil Corp.	802,112	35,156,569
Weatherford International, Inc. *	145,000	6,906,350
88,734,970

EVERGREEN
Foundation Fund
Schedules of Investments. (continued)
March 31, 2002

	Shares	Value

COMMON STOCKS - continued
FINANCIALS - 11.0%
Banks - 3.0%
Bank of America Corp.	229,552	$15,614,127
Bank of New York Co., Inc.	80,000	3,361,600
Mellon Financial Corp.	85,000	3,280,150
PNC Financial Services Group	60,000	3,689,400
U.S. Bancorp	380,462	8,587,027
Washington Mutual, Inc.	286,637	9,496,284
Wells Fargo & Co.	327,248	16,166,051
60,194,639
Diversified Financials - 5.9%
American Express Co.	232,874	9,538,519
Citigroup, Inc.	1,077,694	53,367,407
Fannie Mae	103,212	8,244,575
Freddie Mac	245,405	15,551,315
J.P. Morgan Chase & Co.	220,176	7,849,274
MBNA Corp.	180,530	6,963,042
Merrill Lynch & Co., Inc.	224,061	12,408,498
Morgan Stanley Dean Witter & Co.	106,857	6,123,975
120,046,605
Insurance - 2.1%
Allstate Corp.	157,087	5,933,176
American International Group, Inc.	417,228	30,098,828
Chubb Corp.	36,077	2,637,229
Travelers Property Casualty Corp., Class A *	185,700	3,714,000
42,383,233
HEALTH CARE - 8.5%
Health Care Equipment & Supplies - 2.1%
Baxter International, Inc.	241,300	14,362,176
Becton Dickinson & Co.	102,376	3,861,623
Biomet, Inc.	300,000	8,118,000
Medtronic, Inc.	253,400	11,456,214
Saint Jude Medical, Inc.	75,000	5,786,250
43,584,263
Health Care Providers & Services - 0.6%
CIGNA Corp.	73,086	7,410,189
Tenet Healthcare Corp. *	56,791	3,806,133
11,216,322
Pharmaceuticals - 5.8%
Abbott Laboratories	118,601	6,238,413
Bristol-Myers Squibb Co.	320,666	12,983,766
Johnson & Johnson Co.	96,837	6,289,563
Merck & Co., Inc.	335,137	19,297,189
Pfizer, Inc.	488,225	19,402,062
Pharmacia Corp.	611,718	27,576,247
Schering-Plough Corp.	190,000	5,947,000
Wyeth	291,919	19,164,482
116,898,722

EVERGREEN
Foundation Fund
Schedules of Investments. (continued)
March 31, 2002

	Shares	Value

COMMON STOCKS - continued
INDUSTRIALS - 6.8%
Aerospace & Defense - 1.0%
Northrop Grumman Corp.	128,827	$14,563,892
United Technologies Corp.	85,000	6,307,000
20,870,892
Commercial Services & Supplies - 2.0%
Automatic Data Processing, Inc.	163,800	9,544,626
Concord EFS, Inc. *	230,000	7,647,500
Paychex, Inc.	320,000	12,704,000
Waste Management, Inc.	344,600	9,390,350
39,286,476
Industrial Conglomerates - 3.2%
General Electric Co.	756,400	28,327,180
Minnesota Mining & Manufacturing Co.	248,906	28,626,679
Tyco International, Ltd.	259,520	8,387,687
65,341,546
Machinery - 0.6%
Deere & Co.	135,200	6,158,360
Illinois Tool Works, Inc.	85,000	6,149,750
12,308,110
INFORMATION TECHNOLOGY - 9.8%
Communications Equipment - 1.1%
Cisco Systems, Inc. *	935,000	15,829,550
Motorola, Inc.	405,278	5,754,948
21,584,498
Computers & Peripherals - 2.6%
Dell Computer Corp. *	259,500	6,775,545
International Business Machines Corp.	327,154	34,024,016
NVIDIA Corp. *	174,000	7,718,640
Sun Microsystems, Inc. *	515,000	4,542,300
53,060,501
Electronic Equipment & Instruments - 0.1%
Sanmina Corp. *	230,000	2,702,500
IT Consulting & Services - 0.6%
Affiliated Computer Services, Inc., Class A *	210,000	11,787,300
Semiconductor Equipment & Products - 2.9%
Intel Corp.	764,643	23,252,794
LSI Logic Corp. *	418,372	7,112,324
Micron Technology, Inc. *	112,166	3,690,261
National Semiconductor Corp. *	76,255	2,569,031
Texas Instruments, Inc.	461,000	15,259,100
Xilinx, Inc. *	155,000	6,178,300
58,061,810
Software - 2.5%
Electronic Arts, Inc. *	60,000	3,648,000
Microsoft Corp. *	501,089	30,220,677
Oracle Corp. *	1,034,400	13,240,320
Veritas Software Corp. *	85,000	3,725,550
50,834,547

EVERGREEN
Foundation Fund
Schedules of Investments. (continued)
March 31, 2002

	Shares	Value

COMMON STOCKS - continued
MATERIALS - 2.3%
Chemicals - 0.9%
PPG Industries, Inc.	69,500	$3,816,245
Praxair, Inc.	180,000	10,764,000
Rohm & Haas Co.	90,000	3,804,300
18,384,545
Metals & Mining - 0.8%
Alcoa, Inc.	418,207	15,783,132
Paper & Forest Products - 0.6%
International Paper Co.	214,064	9,206,893
MeadWestvaco Corp.	126,983	4,209,486
13,416,379
TELECOMMUNICATION SERVICES - 3.3%
Diversified Telecommunication Services - 3.3%
ALLTEL Corp.	232,035	12,889,544
AT&T Corp.	333,930	5,242,701
Centurytel, Inc.	393,906	13,392,804
SBC Communications, Inc.	460,900	17,256,096
Verizon Communications, Inc.	402,312	18,365,543
67,146,688
UTILITIES - 1.8%
Electric Utilities - 0.5%
Duke Energy Corp.	136,632	5,164,689
Public Service Enterprise Group, Inc.	107,321	4,915,302
10,079,991
Gas Utilities - 0.6%
El Paso Corp.	292,154	12,863,541
Multi-Utilities - 0.7%
Williams Companies, Inc.	616,814	14,532,138
Total Common Stocks		1,296,542,424
SHORT-TERM INVESTMENTS - 2.9%
MUTUAL FUND SHARES - 2.9%
Evergreen Institutional U.S. Government Money Market Fund (o)	48,744,859	48,744,859
Navigator Prime Portfolio (pp)	10,410,920	10,410,920
Total Short-Term Investments		59,155,779
Total Investments - (cost $1,994,567,096) - 101.0%		2,049,559,082
Other Assets and Liabilities - (1.0%)		(19,892,923)
Net Assets - 100.0%		$2,029,666,159

See Combined Notes to Financial Statements.

EVERGREEN
Select Balanced Fund
Schedules of Investments.
March 31, 2002

	Credit Rating(v)	Principal Amount	Value

ASSET-BACKED SECURITIES - 0.8%
MBNA Master Credit Card Trust, Ser. 2001, Class C3, 6.55%, 12/15/2008	BBB	$ 1,100,000	$1,116,189
Peco Energy Transition Trust, Ser. 1999-A, Class A7, 6.13%, 03/01/2009	AAA	1,240,000	1,263,428
SLMA FRN, Ser. 2002-2, Class A1, 1.94%, 10/25/2010 (h)	Aaa	2,990,000	2,990,000
Total Asset-Backed Securities			5,369,617
COLLATERALIZED MORTGAGE OBLIGATIONS - 7.9%
Commerce 2000:
Ser. C1, Class A1, 7.21%, 09/15/2008	AAA	1,885,976	1,982,523
Ser. C1, Class A2, 7.42%, 04/15/2010	AAA	2,780,000	2,953,864
DLJ Comml. Mtge. Corp., Ser. 1999-CG3, Class A1B, 7.34%, 09/10/2009	Aaa	2,475,000	2,623,288
FHLMC:
Ser. 2366, Class MG, 6.00%, 12/15/2014	AAA	1,755,000	1,759,022
Ser. 2394, Class MB, 6.00%, 01/15/2015	AAA	1,170,000	1,173,645
FNMA:
Ser. 1994-51, Class PH, 6.50%, 01/25/2023	AAA	2,000,000	2,071,418
Ser. 1999-8, Class QD, 6.00%, 03/25/2014	AAA	1,060,000	1,057,463
Ser. 2001-T12, Class A2, 7.50%, 08/25/2041	AAA	2,774,358	2,905,599
Ser. 2002-16, Class XM, 5.25%, 10/25/2008 (h)	AAA	4,020,000	4,096,631
Ser. 2002-16, Class XN, 5.50%, 05/25/2012 (h)	AAA	1,555,000	1,557,332
Ser. 2002-9, Class PB, 6.00%, 11/25/2014	AAA	2,000,000	1,999,230
Ser. 2002-T1, Class A3, 7.50%, 11/25/2031	AAA	5,065,432	5,276,028
Ser. G92-9, Class ZQ, 7.00%, 12/25/2021	AAA	2,608,097	2,720,147
LB-UBS Comml. Mtge. Trust:
Ser. 2000-C5, Class A1, 6.41%, 01/15/2010	AAA	1,860,190	1,909,031
Ser. 2002-C1, Class A3, 6.23%, 03/15/2026 (h)	AAA	2,315,000	2,321,019
Lehman Brothers Comml. Conduit Mtge. Trust, Ser. 1999-C1, Class A2, 6.78%, 06/15/2031	AAA	4,945,000	5,112,808
Morgan Stanley Capital I, Inc.:
Ser. 1998-XL1, Class A3, 6.48%, 06/03/2030	AAA	2,030,000	2,065,117
Ser. 1998-XL2, Class A2, 6.17%, 10/03/2008	AAA	2,000,000	2,003,970
Residential Asset Mtge. Products, Inc.:
Ser. 1996-KS2, Class A4, 7.98%, 05/25/2026	AAA	2,175,000	2,254,116
Ser. 2002-RS2, Class AI5, 6.03%, 03/25/2032 (h)	AAA	1,500,000	1,469,250
Ser. 2002-RZ1, Class A2, 4.30%, 04/25/2023	AAA	1,620,000	1,609,101
Total Collateralized Mortgage Obligations			50,920,602
CORPORATE BONDS - 11.2%
CONSUMER DISCRETIONARY - 2.0%
Automobiles - 0.8%
DaimlerChrysler Holdings Corp., 7.30%, 01/15/2012	BBB+	1,540,000	1,550,344
Ford Motor Co.:
5.80%, 01/12/2009	BBB+	1,300,000	1,172,785
6.38%, 02/01/2029	BBB+	2,000,000	1,589,708
General Motors Corp., 7.20%, 01/15/2011	BBB+	1,000,000	988,629
5,301,466
Hotels, Restaurants & Leisure - 0.1%
McDonald’s Corp., 6.38%, 01/08/2028	A+	800,000	759,874
Media - 0.3%
AOL Time Warner, Inc., 6.13%, 04/15/2006	BBB+	2,000,000	2,002,216

EVERGREEN
Select Balanced Fund
Schedules of Investments. (continued)
March 31, 2002

	Credit Rating(v)	Principal Amount	Value

CORPORATE BONDS - continued
CONSUMER DISCRETIONARY - continued
Multi-line Retail - 0.8%
May Department Stores Co.:
6.90%, 01/15/2032	A+	$ 1,500,000	$1,433,941
7.45%, 09/15/2011	A+	2,000,000	2,106,290
Wal-Mart Stores, Inc., 6.88%, 08/10/2009	AA	1,430,000	1,524,489
5,064,720
CONSUMER STAPLES - 0.8%
Beverages - 0.3%
Coca Cola Enterprises, Inc., 6.95%, 11/15/2026	A	2,000,000	1,993,628
Food & Drug Retailing - 0.3%
Safeway, Inc., 6.50%, 11/15/2008	BBB	2,000,000	2,026,370
Household Products - 0.2%
Procter & Gamble Co., 6.88%, 09/15/2009	AA-	1,300,000	1,378,666
ENERGY - 0.2%
Oil & Gas - 0.2%
Amerada Hess Corp., 7.13%, 03/15/2033	BBB	1,500,000	1,450,713
FINANCIALS - 5.6%
Banks - 1.7%
Bank of America Corp., 7.13%, 05/01/2006	A	2,500,000	2,620,992
Norwest Corp., 6.20%, 12/01/2005	A+	2,700,000	2,774,930
PNC Funding Corp., 5.75%, 08/01/2006	A-	2,100,000	2,084,939
SunTrust Banks, Inc.:
6.00%, 02/15/2026	A	1,000,000	1,008,751
6.00%, 01/15/2028	A+	1,360,000	1,337,552
Washington Mutual, Inc., 6.88%, 06/15/2011	BBB+	1,300,000	1,314,242
11,141,406
Diversified Financials - 2.7%
Alliance Capital Management LP, 5.63%, 08/15/2006	A+	1,425,000	1,414,104
Associates Corp., 5.75%, 11/01/2003	AA-	1,000,000	1,029,661
General Electric Capital Corp., MTN, 5.38%, 03/15/2007	AAA	1,400,000	1,386,237
GMAC, 6.88%, 09/15/2011	BBB+	2,000,000	1,935,452
Household Finance Corp., 5.88%, 09/25/2004	A	2,000,000	2,003,704
International Lease Finance Corp.:
5.35%, 05/03/2004	AA-	2,000,000	2,021,458
5.95%, 06/06/2005	AA-	1,000,000	1,010,330
Merrill Lynch & Co., Inc., 5.36%, 02/01/2007	AA-	2,150,000	2,106,867
Morgan Stanley Group, Inc., 5.80%, 04/01/2007	AA-	1,500,000	1,491,195
Sprint Capital Corp.:
6.88%, 11/15/2028	BBB+	1,000,000	802,748
7.63%, 01/30/2011	BBB+	1,000,000	950,170
Verizon Global Funding Corp., 6.75%, 12/01/2005	A+	1,500,000	1,559,152
17,711,078
Insurance - 0.3%
American General Finance Corp., MTN, 5.88%, 07/14/2006	A+	2,030,000	2,034,478
Real Estate - 0.9%
Carramerica Reality Corp., 7.13%, 01/15/2012 REIT	BBB	1,800,000	1,780,929
Duke Realty LP, 7.05%, 03/01/2006 REIT	BBB+	2,000,000	2,045,442
EOP Operating LP, 7.75%, 11/15/2007	BBB+	1,500,000	1,582,266
5,408,637

EVERGREEN
Select Balanced Fund
Schedules of Investments. (continued)
March 31, 2002

	Credit Rating(v)	Principal Amount	Value

CORPORATE BONDS - continued
HEALTH CARE - 0.3%
Pharmaceuticals - 0.3%
Wyeth, 6.25%, 03/15/2006	A	$ 2,000,000	$2,051,232
INDUSTRIALS - 0.2%
Machinery - 0.2%
Ingersoll Rand Co., 6.25%, 05/15/2006	BBB+	1,250,000	1,252,658
INFORMATION TECHNOLOGY - 0.3%
Communications Equipment - 0.3%
SBC Communications, Inc., 6.25%, 03/15/2011	AA-	2,000,000	1,985,072
MATERIALS - 0.9%
Chemicals - 0.6%
Dow Chemical Co., 8.63%, 04/01/2006	A	3,836,000	4,174,001
Paper & Forest Products - 0.3%
Weyerhaeuser Co., 5.50%, 03/15/2005 144A	BBB	1,850,000	1,844,095
TELECOMMUNICATION SERVICES - 0.6%
Diversified Telecommunication Services - 0.6%
MCI WorldCom, Inc., 6.95%, 08/15/2028	BBB+	2,000,000	1,397,354
SBC Communications, Inc., 5.88%, 02/01/2012	AA-	750,000	723,641
Verizon, Inc., 5.88%, 01/17/2012	A+	1,500,000	1,400,794
3,521,789
UTILITIES - 0.3%
Electric Utilities - 0.3%
Dominion Resources, Inc., 7.63%, 07/15/2005	BBB+	1,500,000	1,588,981
Total Corporate Bonds			72,691,080
MORTGAGE-BACKED SECURITIES - 10.6%
FHLMC:
5.50%, 02/01/2032	AAA	2,680,002	2,515,966
6.00%, 11/01/2031-02/01/2032	AAA	10,374,855	10,076,948
6.00%, TBA ++	AAA	5,210,000	5,048,802
FNMA:
5.50%, 01/01/2017-02/01/2017	AAA	9,442,002	9,208,951
5.50%, TBA ++	AAA	7,375,000	7,181,406
5.95%, 01/01/2009	AAA	2,056,663	2,061,355
6.00%, 05/01/2029	AAA	3,820,302	3,733,627
6.34%, 07/01/2009	AAA	3,430,561	3,577,872
6.37%, 08/01/2011	AAA	2,381,221	2,408,543
6.50%, 04/25/2017	AAA	1,900,000	1,927,749
6.80%, 01/01/2008	AAA	2,030,581	2,118,689
6.91%, 02/01/2011	AAA	2,288,950	2,395,343
7.09%, 10/01/2007	AAA	1,964,398	2,074,734
7.22%, 07/01/2007	AAA	2,409,768	2,556,523
7.23%, 08/01/2007	AAA	1,392,063	1,478,491
7.50%, 10/01/2030-03/01/2032	AAA	8,277,304	8,578,428
GNMA, 7.50%, 04/15/2031	AAA	1,706,146	1,774,729
Total Mortgage-Backed Securities			68,718,156
U.S. TREASURY OBLIGATIONS - 6.3%
U.S. Treasury Bonds:
5.25%, 11/15/2028	AAA	3,445,000	3,101,981
6.25%, 08/15/2023	AAA	16,225,000	16,620,501

EVERGREEN
Select Balanced Fund
Schedules of Investments. (continued)
March 31, 2002

	Credit Rating(v)	Principal Amount	Value

U.S. TREASURY OBLIGATIONS - continued
U.S. Treasury Notes:
3.38%, 01/15/2007	AAA	$ 2,089,688	$2,133,115
5.25%, 05/15/2004	AAA	18,560,000	19,123,333
Total U.S. Treasury Obligations			40,978,930
YANKEE OBLIGATIONS-GOVERNMENT - 0.3%
Canada, 5.50%, 10/01/2008	AA	1,805,000	1,786,394

	Shares	Value

COMMON STOCKS - 60.1%
CONSUMER DISCRETIONARY - 6.3%
Hotels, Restaurants & Leisure - 0.4%
McDonald’s Corp.	99,100	$2,750,025
Household Durables - 0.7%
Black & Decker Corp.	92,900	4,323,566
Media - 1.6%
Adelphia Communications Corp., Class A *	96,700	1,440,830
AOL Time Warner, Inc. *	256,975	6,077,459
Cablevision Systems Corp., Class A *	47,500	1,615,000
News Corp., Ltd., ADR	55,650	1,335,600
10,468,889
Multi-line Retail - 1.1%
Family Dollar Stores, Inc.	64,375	2,157,206
Wal-Mart Stores, Inc.	84,275	5,165,215
7,322,421
Specialty Retail - 2.5%
Best Buy Co., Inc. *	14,625	1,158,300
Home Depot, Inc.	102,985	5,006,101
Lowe’s Companies, Inc.	167,375	7,279,139
Office Depot, Inc. *	68,450	1,358,732
Staples, Inc. *	58,050	1,159,258
15,961,530
CONSUMER STAPLES - 5.1%
Beverages - 2.4%
Anheuser-Busch Companies, Inc.	85,700	4,473,540
Coca-Cola Co.	84,900	4,436,874
PepsiCo, Inc.	132,200	6,808,300
15,718,714
Household Products - 1.2%
Colgate-Palmolive Co.	31,300	1,788,795
Procter & Gamble Co.	68,375	6,159,904
7,948,699
Tobacco - 1.5%
Philip Morris Companies, Inc.	181,225	9,545,121

EVERGREEN
Select Balanced Fund
Schedules of Investments. (continued)
March 31, 2002

	Shares	Value

COMMON STOCKS - continued
ENERGY - 3.0%
Oil & Gas - 3.0%
ChevronTexaco Corp.	44,100	$3,980,907
Conoco, Inc.	174,200	5,083,156
Devon Energy Corp.	6,074	293,192
Exxon Mobil Corp.	225,300	9,874,899
19,232,154
FINANCIALS - 9.8%
Banks - 2.5%
Bank of America Corp.	89,875	6,113,298
Bank of New York Co., Inc.	12,500	525,250
U.S. Bancorp	107,300	2,421,761
Washington Mutual, Inc.	80,524	2,667,760
Wells Fargo & Co.	92,100	4,549,740
16,277,809
Diversified Financials - 5.2%
American Express Co.	52,600	2,154,496
Citigroup, Inc.	202,975	10,051,322
Fannie Mae	57,575	4,599,091
Freddie Mac	63,075	3,997,063
Goldman Sachs Group, Inc.	17,450	1,574,862
J.P. Morgan Chase & Co.	62,100	2,213,865
MBNA Corp.	52,975	2,043,246
Merrill Lynch & Co., Inc.	63,100	3,494,478
Morgan Stanley Dean Witter & Co.	56,800	3,255,208
33,383,631
Insurance - 2.1%
Allstate Corp.	44,250	1,671,322
American International Group, Inc.	152,900	11,030,206
Chubb Corp.	10,300	752,930
13,454,458
HEALTH CARE - 10.8%
Biotechnology - 0.7%
Amgen, Inc. *	71,325	4,256,676
Health Care Equipment & Supplies - 2.0%
Becton Dickinson & Co.	28,450	1,073,134
Boston Scientific Corp. *	39,650	994,819
C.R. Bard, Inc.	34,350	2,028,367
Medtronic, Inc.	139,700	6,315,837
Stryker Corp.	43,800	2,642,454
13,054,611
Health Care Providers & Services - 2.0%
Caremark Rx, Inc. *	114,350	2,229,825
CIGNA Corp.	20,400	2,068,356
First Health Group Corp. *	123,905	2,989,828
HCA-The Healthcare Corp.	29,925	1,319,094
Laboratory Corp. *	33,325	3,194,534
Tenet Healthcare Corp. *	16,675	1,117,559
12,919,196

EVERGREEN
Select Balanced Fund
Schedules of Investments. (continued)
March 31, 2002

	Shares	Value

COMMON STOCKS - continued
HEALTH CARE - continued
Pharmaceuticals - 6.1%
Abbott Laboratories	38,075	$2,002,745
Bristol-Myers Squibb Co.	137,650	5,573,449
Eli Lilly & Co.	25,575	1,948,815
Johnson & Johnson Co.	64,575	4,194,146
Merck & Co., Inc.	109,575	6,309,328
Pfizer, Inc.	205,763	8,177,022
Pharmacia Corp.	118,175	5,327,329
Schering-Plough Corp.	50,150	1,569,695
Watson Pharmaceuticals, Inc. *	24,000	650,160
Wyeth	60,600	3,978,390
39,731,079
INDUSTRIALS - 5.5%
Aerospace & Defense - 0.8%
Boeing Co.	17,700	854,025
Lockheed Martin Corp.	30,215	1,739,780
Northrop Grumman Corp.	23,250	2,628,412
5,222,217
Commercial Services & Supplies - 1.3%
Apollo Group, Inc., Class A *	28,800	1,542,240
Bea Systems, Inc. *	100,665	1,380,117
eBay, Inc. *	50,925	2,884,392
Waste Management, Inc.	88,450	2,410,262
8,217,011
Industrial Conglomerates - 2.3%
General Electric Co.	224,535	8,408,836
Minnesota Mining & Manufacturing Co.	37,400	4,301,374
Tyco International, Ltd.	73,150	2,364,208
15,074,418
Machinery - 0.5%
AGCO Corp. *	67,875	1,548,908
Deere & Co.	37,875	1,725,206
3,274,114
Road & Rail - 0.6%
CSX Corp.	38,950	1,484,385
Union Pacific Corp.	37,675	2,341,124
3,825,509
INFORMATION TECHNOLOGY - 11.7%
Communications Equipment - 2.3%
Brocade Communications Systems, Inc. *	80,125	2,163,375
Cisco Systems, Inc. *	518,925	8,785,400
Emulex Corp. *	66,050	2,175,027
Motorola, Inc.	113,700	1,614,540
14,738,342

EVERGREEN
Select Balanced Fund
Schedules of Investments. (continued)
March 31, 2002

	Shares	Value

COMMON STOCKS - continued
INFORMATION TECHNOLOGY - continued
Computers & Peripherals - 2.4%
Apple Computer, Inc. *	122,950	$2,910,227
Dell Computer Corp. *	151,450	3,954,359
International Business Machines Corp.	73,000	7,592,000
Sun Microsystems, Inc. *	139,950	1,234,359
15,690,945
Electronic Equipment & Instruments - 0.2%
Jabil Circuit, Inc. *	56,075	1,319,445
Semiconductor Equipment & Products - 3.5%
Analog Devices, Inc. *	45,705	2,058,553
Applied Materials, Inc.	28,600	1,552,122
Flextronics International, Ltd.	85,800	1,565,850
Intel Corp.	334,895	10,184,157
LSI Logic Corp. *	118,100	2,007,700
Micron Technology, Inc. *	101,950	3,354,155
National Semiconductor Corp. *	21,600	727,704
Texas Instruments, Inc.	28,050	928,455
22,378,696
Software - 3.3%
Microsoft Corp. *	271,140	16,352,453
Siebel Systems, Inc. *	87,575	2,855,821
Veritas Software Corp. *	56,550	2,478,586
21,686,860
MATERIALS - 3.0%
Chemicals - 0.2%
Praxair, Inc.	20,125	1,203,475
Containers & Packaging - 0.5%
Pactiv Corp. *	80,100	1,603,602
Temple-Inland, Inc.	27,300	1,548,456
3,152,058
Metals & Mining - 0.7%
Alcoa, Inc.	127,900	4,826,946
Paper & Forest Products - 1.6%
Bowater, Inc.	51,175	2,548,515
International Paper Co.	151,600	6,520,316
MeadWestvaco Corp.	36,000	1,193,400
10,262,231
TELECOMMUNICATION SERVICES - 3.3%
Diversified Telecommunication Services - 3.3%
Adelphia Business Solutions *	36,311	1,453
ALLTEL Corp.	65,300	3,627,415
AT&T Corp.	93,400	1,466,380
Centurytel, Inc.	110,400	3,753,600
L-3 Communications Holdings, Inc. *	17,525	1,962,800
SBC Communications, Inc.	129,800	4,859,712
Verizon Communications, Inc.	121,200	5,532,780
21,204,140

EVERGREEN
Select Balanced Fund
Schedules of Investments. (continued)
March 31, 2002

	Shares	Value

COMMON STOCKS - continued
UTILITIES - 1.6%
Electric Utilities - 0.4%
Duke Energy Corp.	38,200	$1,443,960
Public Service Enterprise Group, Inc.	30,200	1,383,160
2,827,120
Gas Utilities - 0.6%
El Paso Corp.	82,100	3,614,863
Multi-Utilities - 0.6%
Williams Companies, Inc.	173,300	4,082,948
Total Common Stocks		388,949,917
SHORT-TERM INVESTMENTS - 5.0%
MUTUAL FUND SHARES - 5.0%
Evergreen Institutional Money Market Fund (o) +	32,555,764	32,555,764
Total Investments - (cost $657,417,873) - 102.2%		661,970,460
Other Assets and Liabilities - (2.2%)		(14,034,238)
Net Assets - 100.0%		$647,936,222

See Combined Notes to Financial Statements.

EVERGREEN
Tax Strategic Foundation Fund
Schedules of Investments.
March 31, 2002

	Credit Rating(v)	Principal Amount	Value

MUNICIPAL OBLIGATIONS - 53.6%
AIRPORT - 0.5%
Atlanta, GA Arpt. RRB, Ser. A, 5.75%, 01/01/2020	AAA	$1,000,000	$1,043,970
EDUCATION - 4.6%
Massachusetts Hlth. & Edl. Facs. Auth. RB, Univ. of MA Proj., Ser. A, 5.75%, 10/01/2019, (Insd. by FGIC)	AAA	1,000,000	1,056,200
New York Dorm. Auth. RB:
5.50%, 08/01/2011, (Insd. by FGIC)	AAA	2,500,000	2,684,850
5.75%, 05/15/2013, (Insd. by FGIC)	AAA	4,755,000	5,175,247
8,916,297
ELECTRIC REVENUE - 0.6%
Brownsville, TX Util. Sys. RRB, 6.25%, 09/01/2014, (Insd. by MBIA)	AAA	1,000,000	1,131,470
GENERAL OBLIGATION - LOCAL - 15.7%
Cambria Cnty., PA GO, 5.50%, 08/15/2016, (Insd. by FGIC)	AAA	2,375,000	2,450,359
Clark Cnty., WA GO, Sch. Dist. 117:
5.50%, 12/01/2016, (Insd. by FSA)	AAA	3,500,000	3,605,665
5.50%, 12/01/2017, (Insd. by FSA)	AAA	2,000,000	2,050,120
Cranston, RI GO, 5.50%, 07/15/2015, (Insd. by MBIA)	AAA	3,025,000	3,128,516
District of Columbia GO, Refunding, Ser. B, 5.50%, 06/01/2014, (Insd. by FSA)	AAA	5,000,000	5,231,623
New York, NY GO, Ser. F, 5.25%, 08/01/2016, (Insd. by MBIA)	AAA	5,000,000	5,070,200
Pittsburgh, PA GO, Ser. A, 5.50%, 09/01/2014, (Insd. by AMBAC)	AAA	3,115,000	3,323,175
Snohomish Cnty., WA GO, Sch. Dist. 15, 5.70%, 12/01/2015, (Insd. by FGIC)	AAA	500,000	518,570
Will Cnty., IL GO, Sch. Dist. 61, 0.00%, 01/01/2016, (Insd. by FGIC) (n)	Aaa	2,000,000	950,600
Worcester, MA GO, Ser. A, 5.50%, 04/01/2019, (Insd. by FSA)	AAA	4,000,000	4,121,040
30,449,868
GENERAL OBLIGATION - STATE - 2.1%
Nevada GO, Colorado River Commission, Ser. A, 5.625%, 09/15/2024, (Insd. by FGIC)	AAA	4,010,000	4,095,132
HOSPITAL - 5.8%
Huntsville, AL Hlth. Care Auth. RB, Ser. A, 5.625%, 06/01/2026	A2	1,750,000	1,701,438
Massachusetts Hlth. & Edl. Facs. Auth. RB, Beth Israel Deaconess Med. Ctr., Ser. G, 5.75%, 07/01/2012	AAA	2,500,000	2,570,925
New York City Hlth. & Hosp. Corp. RB, Ser. A, 5.125%, 02/15/2014	AAA	2,000,000	2,023,800
New York Med. Care Facs. RB, Unrefunded, Ser. B, 6.25%, 08/15/2010, (Insd. by AMBAC)	AAA	35,000	35,824
Oklahoma Indl. Auth. RRB, Ser. A, 6.25%, 08/15/2015, (Insd. by MBIA)	AAA	4,010,000	4,338,619
Salt Lake City, UT Hosp. RRB, 6.30%, 02/15/2015, (Insd. by MBIA)	AAA	500,000	566,245
11,236,851
HOUSING - 1.6%
Alaska Hsg. Fin. Corp. RB, Ser. A, 6.05%, 12/01/2017, (Insd. by MBIA)	AAA	565,000	584,498
Massachusetts HFA RB, Ser. A, 5.95%, 10/01/2008, (Insd. by AMBAC)	AAA	250,000	259,575
Missouri Hsg. Dev. Commission SFHRB, Ser. B, 6.25%, 09/01/2015, (Insd. by GNMA & FNMA)	AAA	560,000	583,985
New York Mtge. Agcy. SFHRB, Ser. 63, 5.60%, 04/01/2010	Aa1	500,000	523,325
North Carolina HFA SFHRB, Ser. 00, 5.80%, 09/01/2012, (Insd. by HFA)	AA	490,000	513,912
Puerto Rico Hsg. Bank & Fin. Agcy. SFHRB, 5.85%, 04/01/2009, (Insd. by GNMA/FNMA/FHLMC)	AAA	350,000	365,459
Utah HFA SFHRB, Ser. B-1, Class 1, 6.00%, 07/01/2016, (Insd. by FHA)	AAA	320,000	333,293
3,164,047

EVERGREEN
Tax Strategic Foundation Fund
Schedules of Investments. (continued)
March 31, 2002

	Credit Rating(v)	Principal Amount	Value

MUNICIPAL OBLIGATIONS - continued
LEASE - 2.7%
Fulton Cnty., GA Facs. Corp. COP, 6.00%, 11/01/2015, (Insd. by AMBAC)	AAA	$ 2,000,000	$2,180,560
Hillsborough Cnty., FL Sch. Board COP, Master Lease Program, Ser. A, 5.375%, 07/01/2021, (Insd. by MBIA)	AAA	2,500,000	2,517,175
St. Louis, MO Muni. Fin. Corp. RB, Ser. A, 5.95%, 02/15/2016, (Insd. by AMBAC)	AAA	500,000	547,445
5,245,180
MISCELLANEOUS REVENUE - 0.1%
Michigan Muni. Bond Auth. RB, Unrefunded, Ser. B, 6.55%, 11/01/2008, (Insd. by AMBAC)	AAA	105,000	115,557
PUBLIC FACILITIES - 1.5%
Texas Pub. Fin. Auth. RB, 5.00%, 08/01/2015, (Insd. by AMBAC)	AAA	2,960,000	2,948,397
RESOURCE RECOVERY - 1.3%
Washington Pub. Pwr. Supply RRB, Ser. C, 5.50%, 07/01/2017	AAA	2,500,000	2,536,750
SPECIAL TAX - 1.1%
Washington DC Convention Ctr. Auth. RB, Sr. Lien, 5.25%, 10/01/2014, (Insd. by AMBAC)	AAA	2,000,000	2,044,020
TRANSPORTATION - 10.7%
Alabama Docks Dept. Facs. RRB, 5.50%, 10/01/2022, (Insd. by MBIA)	AAA	5,000,000	5,081,450
Illinois Toll Hwy. Auth. RRB, Ser. A, 5.50%, 01/01/2014	AAA	2,500,000	2,651,025
Massachusetts Turnpike Auth. RRB, Ser. A, 5.125%, 01/01/2017, (Insd. by MBIA)	AAA	3,000,000	3,002,460
New Jersey Transit Corp. COP, Fed. Transit Admin. Grants, Ser. A, 6.125%, 09/15/2015, (Insd. by AMBAC)	AAA	2,500,000	2,733,550
New Jersey Turnpike Auth. RB, Ser. C, 6.50%, 01/01/2016, (Insd. by MBIA/IBC)	AAA	1,400,000	1,632,890
New York City Trans. Auth. COP, Ser. A, 5.40%, 01/01/2019, (Insd. by AMBAC)	AAA	2,500,000	2,550,475
Port Auth. of NY & NJ RB, Ser. 97, 7.00%, 07/15/2005, (Insd. by FGIC)	AAA	250,000	273,312
Wisconsin Trans. RB, 5.50%, 07/01/2016	AAA	2,800,000	2,899,288
20,824,450
WATER & SEWER - 5.3%
Detroit, MI Wtr. Supply Sys. RB, Sr. Lien, Ser. A, 5.50%, 07/01/2014, (Insd. by FGIC)	AAA	1,000,000	1,050,410
Houston, TX Wtr. Conveyance Sys. COP, Ser. H, 7.50%, 12/15/2010, (Insd. by AMBAC)	AAA	500,000	597,525
New York Env. Facs. Corp. RB, Ser. A, 6.00%, 06/15/2017	AAA	3,255,000	3,515,237
Ohio Wtr. Dev. Auth. RB, 5.25%, 12/01/2017, (Insd. by AMBAC)	AAA	3,000,000	3,031,860
Seattle, WA Wtr. Sys. RB, Ser. B, 5.75%, 07/01/2023, (Insd. by FGIC)	AAA	2,000,000	2,063,420
10,258,452
Total Municipal Obligations			104,010,441

	Shares	Value

COMMON STOCKS -45.9%
CONSUMER DISCRETIONARY - 6.1%
Auto Components - 0.3%
Dana Corp.	10,700	229,729
Lear Corp. *	8,000	380,800
610,529

EVERGREEN
Tax Strategic Foundation Fund
Schedules of Investments. (continued)
March 31, 2002

	Shares	Value

COMMON STOCKS -continued
CONSUMER DISCRETIONARY - continued
Automobiles - 0.3%
Ford Motor Co.	14,570	$240,259
General Motors Corp.	5,750	347,588
587,847
Hotels, Restaurants & Leisure - 0.3%
Carnival Corp., Class A	8,540	278,831
Tricon Global Restaurants, Inc. *	5,230	307,419
586,250
Leisure Equipment & Products - 0.1%
Eastman Kodak Co.	7,600	236,892
Media - 1.9%
AOL Time Warner, Inc. *	39,850	942,452
Comcast Cable Communications Corp., Class A *	5,120	162,816
Gannett Co., Inc.	2,700	205,470
Interpublic Group of Companies, Inc.	12,320	422,330
Knight-Ridder, Inc.	4,300	295,367
Viacom, Inc., Class B *	17,350	839,219
Walt Disney Co.	34,260	790,721
3,658,375
Multi-line Retail - 2.1%
Dillards, Inc., Class A	11,600	276,776
Kohl’s Corp. *	3,960	281,754
Sears, Roebuck & Co.	7,400	379,398
Target Corp.	17,150	739,508
Wal-Mart Stores, Inc.	38,040	2,331,472
4,008,908
Specialty Retail - 0.9%
Home Depot, Inc.	18,880	917,757
Lowe’s Companies, Inc.	18,480	803,695
1,721,452
Textiles & Apparel - 0.2%
Reebok International, Ltd. *	6,400	172,992
V.F. Corp.	5,200	224,900
397,892
CONSUMER STAPLES - 4.8%
Beverages - 1.4%
Anheuser-Busch Companies, Inc.	10,970	572,634
Coca-Cola Co.	18,970	991,372
PepsiCo, Inc.	21,180	1,090,770
2,654,776
Food & Drug Retailing - 0.8%
CVS Corp.	9,260	317,896
Kroger Co. *	9,890	219,163
Safeway, Inc. *	14,660	659,993
SuperValu, Inc.	17,800	459,240
1,656,292

EVERGREEN
Tax Strategic Foundation Fund
Schedules of Investments. (continued)
March 31, 2002

	Shares	Value

COMMON STOCKS -continued
CONSUMER STAPLES - continued
Food Products - 0.4%
Dean Foods Co. *	6,020	$455,835
Hershey Foods Corp.	3,960	271,418
727,253
Household Products - 0.9%
American Greetings Corp., Class A (p)	23,830	432,514
Procter & Gamble Co.	15,920	1,434,233
1,866,747
Personal Products - 0.5%
International Flavors & Fragrances, Inc.	10,520	367,884
Kimberly-Clark Corp.	10,160	656,844
1,024,728
Tobacco - 0.8%
Philip Morris Companies, Inc.	28,150	1,482,661
ENERGY - 2.7%
Energy Equipment & Services - 0.5%
Baker Hughes, Inc.	15,110	577,957
Diamond Offshore Drilling, Inc.	9,620	300,721
Halliburton Co.	7,370	125,806
1,004,484
Oil & Gas - 2.2%
Amerada Hess Corp.	4,900	388,864
Exxon Mobil Corp.	52,390	2,296,254
Marathon Oil Corp.	14,060	404,928
Royal Dutch Petroleum Co.	16,100	874,552
Sunoco, Inc.	9,210	368,492
4,333,090
FINANCIALS - 8.4%
Banks - 2.8%
Bank of America Corp.	21,540	1,465,151
Bank One Corp.	8,460	353,459
FleetBoston Financial Corp.	16,720	585,200
Golden State Bancorp, Inc.	14,590	433,177
KeyCorp	22,840	608,686
Sovereign Bancorp, Inc.	32,880	461,964
Washington Mutual, Inc.	20,870	691,423
Wells Fargo & Co.	16,990	839,306
5,438,366
Diversified Financials - 3.7%
American Express Co.	11,410	467,354
Citigroup, Inc.	47,570	2,355,666
Fannie Mae	17,170	1,371,540
J.P. Morgan Chase & Co.	30,840	1,099,446
McDermott International, Inc. *	30,390	472,564
Merrill Lynch & Co., Inc.	13,040	722,155
Morgan Stanley Dean Witter & Co.	8,270	473,954
USA Education, Inc.	1,890	184,842
7,147,521

EVERGREEN
Tax Strategic Foundation Fund
Schedules of Investments. (continued)
March 31, 2002

	Shares	Value

COMMON STOCKS -continued
FINANCIALS - continued
Insurance - 1.9%
AFLAC, Inc.	7,910	$233,345
Allstate Corp.	7,100	268,167
American International Group, Inc.	28,860	2,081,960
Chubb Corp.	3,420	250,002
MetLife, Inc.	15,830	498,645
SAFECO Corp.	8,990	288,040
3,620,159
HEALTH CARE - 7.7%
Health Care Equipment & Supplies - 1.3%
Baxter International, Inc.	5,660	336,883
Becton Dickinson & Co.	9,080	342,498
Guidant Corp. *	8,270	358,256
Medtronic, Inc.	32,370	1,463,448
2,501,085
Health Care Providers & Services - 0.7%
CIGNA Corp.	2,880	292,003
HCA-The Healthcare Corp.	6,650	293,132
Health Net, Inc. *	14,020	384,709
Tenet Healthcare Corp.	6,470	433,619
1,403,463
Pharmaceuticals - 5.7%
Abbott Laboratories	16,290	856,854
Bristol-Myers Squibb Co.	17,890	724,366
Eli Lilly & Co.	5,340	406,908
Johnson & Johnson Co.	25,960	1,686,102
Merck & Co., Inc.	30,390	1,749,856
Pfizer, Inc.	47,160	1,874,138
Pharmacia Corp.	22,700	1,023,316
Schering-Plough Corp.	25,360	793,768
Wyeth	28,250	1,854,613
10,969,921
INDUSTRIALS - 3.9%
Aerospace & Defense - 1.1%
Honeywell International, Inc.	27,450	1,050,512
Lockheed Martin Corp.	3,180	183,104
Rockwell Collins, Inc.	17,890	451,186
United Technologies Corp.	6,290	466,718
2,151,520
Commercial Services & Supplies - 0.8%
Automatic Data Processing, Inc.	10,940	637,474
Cendant Corp. *	25,790	495,168
First Data Corp.	4,500	392,625
1,525,267
Electrical Equipment - 0.4%
Cooper Industries, Inc.	8,620	361,609
Emerson Electric Co.	7,100	407,469
769,078

EVERGREEN
Tax Strategic Foundation Fund
Schedules of Investments. (continued)
March 31, 2002

	Shares	Value

COMMON STOCKS -continued
INDUSTRIALS - continued
Industrial Conglomerates - 1.5%
General Electric Co.	65,230	$2,442,863
Tyco International, Ltd.	16,780	542,330
2,985,193
Machinery - 0.1%
Caterpillar, Inc.	2,820	160,317
INFORMATION TECHNOLOGY - 7.1%
Communications Equipment - 0.8%
Avaya, Inc. *	39,820	293,872
Cisco Systems, Inc. *	49,220	833,294
Lucent Technologies, Inc.	33,600	158,928
Motorola, Inc.	19,840	281,728
1,567,822
Computers & Peripherals - 1.8%
Dell Computer Corp. *	7,080	184,859
EMC Corp. *	12,260	146,139
Hewlett-Packard Co.	16,820	301,751
International Business Machines Corp.	22,270	2,316,080
Lexmark International Group, Inc., Class A *	4,230	241,871
NVIDIA Corp. *	2,200	97,592
Sun Microsystems, Inc. *	23,750	209,475
3,497,767
Electronic Equipment & Instruments - 0.2%
Diebold, Inc.	10,380	422,881
IT Consulting & Services - 0.3%
Electronic Data Systems Corp.	10,340	599,617
Semiconductor Equipment & Products - 2.0%
Applied Materials, Inc.	8,630	468,350
Intel Corp.	74,440	2,263,720
KLA-Tencor Corp. *	3,400	226,100
Micron Technology, Inc. *	7,460	245,434
National Semiconductor Corp. *	2,600	87,594
Texas Instruments, Inc.	16,500	546,150
3,837,348
Software - 2.0%
Autodesk, Inc.	4,910	229,248
Compuware Corp. *	19,560	252,520
Microsoft Corp. *	46,130	2,782,100
Oracle Corp. *	44,020	563,456
3,827,324
MATERIALS - 1.4%
Chemicals - 0.6%
Dow Chemical Co.	3,120	102,086
E.I. du Pont de Nemours & Co.	15,040	709,136
Engelhard Corp.	7,450	231,174
Hercules, Inc. *	11,500	153,065
1,195,461

EVERGREEN
Tax Strategic Foundation Fund
Schedules of Investments. (continued)
March 31, 2002

	Shares	Value

MATERIALS - continued
Containers & Packaging - 0.2%
Ball Corp.	9,360	$441,979
Metals & Mining - 0.4%
Alcoa, Inc.	8,270	312,110
Freeport McMoRan Copper & Gold, Inc., Class B * (p)	20,490	361,034
673,144
Paper & Forest Products - 0.2%
Boise Cascade Corp.	10,520	381,245
TELECOMMUNICATION SERVICES - 2.1%
Diversified Telecommunication Services - 1.9%
AT&T Corp.	60,230	945,611
BellSouth Corp.	15,930	587,180
Centurytel, Inc.	5,500	187,000
SBC Communications, Inc.	23,830	892,195
Verizon Communications, Inc.	21,400	976,910
3,588,896
Wireless Telecommunications Services - 0.2%
AT&T Wireless Services, Inc. *	49,020	438,729
UTILITIES - 1.7%
Electric Utilities - 1.5%
Allegheny Energy, Inc.	12,440	514,394
American Electric Power Co., Inc.	11,990	552,619
Cinergy Corp.	15,090	539,467
CMS Energy Corp.	21,220	480,209
Duke Energy Corp.	10,790	407,862
Reliant Energy, Inc.	18,020	464,736
2,959,287
Gas Utilities - 0.2%
El Paso Corp.	5,750	253,173
Total Common Stocks		88,914,739
SHORT-TERM INVESTMENTS - 0.6%
MUTUAL FUND SHARES - 0.6%
Evergreen Institutional Municipal Money Market Fund (o)	469,875	469,875
Navigator Prime Portfolio (pp)	737,770	737,770
Total Short-Term Investments		1,207,645
Total Investments - (cost $178,610,766) - 100.1%		194,132,825
Other Assets and Liabilities - (0.1%)		(110,340)
Net Assets - 100.0%		$194,022,485

See Combined Notes to Financial Statements.

Combined Notes to Schedules of Investments
March 31, 2002

144A	Security that may be resold to qualified institutional buyers under Rule 144A of the Securities Act of 1933, as amended. This security has been determined to be liquid under guidelines established by the Board of Trustees.
*	Non-income producing security.
r	All or a portion of this security is on loan.
rr	Represents investment of cash collateral received for securities on loan.
(v)	Credit ratings are unaudited and rated by Moody’s Investors Service where Standard and Poor’s ratings are not available.
(o)	The advisor of the Fund and the advisor of the money market fund are each a subsidiary of Wachovia Corporation.
(n)	Security issued in zero coupon form with no periodic interest payments but is acquired at a discount that results in a current yield to maturity. An effective interest rate is applied to recognize interest income daily for the bond. This rate is based on total expected income to be earned over the life of the bond from amortization of discount at acquisition.
+	All or a portion of the principal amount of this security was pledged as collateral for open mortgage dollar roll agreements.
++	Security acquired under mortgage dollar roll agreement.
(h)	No market quotation available. Valued at fair value as determined in good faith under procedures established by the Board of Trustees.
(g)	Security which has defaulted on payment of interest and/or principal.
#	When-issued security.
##	All or a portion of the security has been segregated for when-issued securities.

(k)	Security accrues interest at a fixed coupon which is based on an underlying pool of securities.

Summary of Abbreviations:
ADR	American Depository Receipt
AMBAC	American Municipal Bond Assurance Corp.
COP	Certificates of Participation
FGIC	Financial Guaranty Insurance Corp.
FHA	Federal Housing Authority
FHLMC	Federal Home Loan Mortgage Corp.
FNMA	Federal National Mortgage Association
FRN	Floating Rate Note
FSA	Financial Security Assurance, Inc.
GNMA	Government National Mortgage Association
GO	General Obligation
HFA	Housing Finance Authority
MBIA	Municipal Bond Investors Assurance Corp.
MTN	Medium Term Note
RB	Revenue Bond
REIT	Real Estate Investment Trust
RRB	Refunding Revenue Bond
SLMA	Student Loan Marketing Association
SFHRB	Single Family Housing Revenue Bond
TRACERS	Traded Custody Receipts
TBA	To Be Announced

See Combined Notes to Financial Statements.

EVERGREEN
Balanced Funds
Statements of Assets and Liabilities
March 31, 2002

	Balanced Fund	Foundation Fund	Select Balanced Fund	Tax Strategic Foundation Fund

Assets
Identified cost of securities	$978,128,668	$1,994,567,096	$657,417,873	$178,610,766
Net unrealized gains on securities	48,197,678	54,991,986	4,552,587	15,522,059

Market value of securities	1,026,326,346	2,049,559,082	661,970,460	194,132,825
Receivable for securities sold	8,507,808	31,566,061	5,428,595	3,805,983
Receivable for Fund shares sold	429,796	2,213,143	666,836	18,316
Dividends and interest receivable	4,783,909	7,978,966	2,861,696	1,542,910
Receivable from investment advisor	0	0	7,600	0
Prepaid expenses and other assets	139,767	22,441	6,454	18,241

Total assets	1,040,187,626	2,091,339,693	670,941,641	199,518,275

Liabilities
Distributions payable	0	0	220,675	0
Payable for securities purchased	12,820,633	46,228,043	11,123,229	3,862,895
Payable for Fund shares redeemed	950,532	4,234,132	3,138,819	800,792
Payable for open mortgage dollar rolls	8,187,792	0	8,432,379	0
Payable for securities on loan	0	10,410,920	0	737,770
Deferred mortgage dollar roll income	12,479	0	12,225	0
Advisory fee payable	38,280	138,275	0	16,016
Distribution Plan expenses payable	38,299	137,442	47	17,280
Due to other related parties	11,169	22,274	7,155	2,135
Accrued expenses and other liabilities	259,639	502,448	70,890	58,902

Total liabilities	22,318,823	61,673,534	23,005,419	5,495,790

Net assets	$1,017,868,803	$2,029,666,159	$647,936,222	$194,022,485

Net assets represented by
Paid-in capital	1,014,423,848	2,002,391,936	712,794,044	180,223,595
Undistributed (overdistributed) net investment income	35,260	(63,201)	70,453	(16,691)
Accumulated net realized losses on securities and foreign currency related transactions	(44,787,983)	(27,654,562)	(69,480,862)	(1,706,478)
Net unrealized gains on securities	48,197,678	54,991,986	4,552,587	15,522,059

Total net assets	$1,017,868,803	$2,029,666,159	$647,936,222	$194,022,485

Net assets consists of
Class A	$879,550,986	$420,223,275	$0	$44,030,413
Class B	117,976,214	976,267,418	0	125,021,060
Class C	11,194,781	176,898,155	0	21,281,185
Class I	9,146,822	456,277,311	646,598,078	3,689,827
Class IS	0	0	1,338,144	0

Total net assets	$1,017,868,803	$2,029,666,159	$647,936,222	$194,022,485

Shares outstanding
Class A	109,144,345	26,028,499	0	2,949,985
Class B	14,645,662	60,831,039	0	8,388,227
Class C	1,386,341	11,026,817	0	1,429,845
Class I	1,139,440	28,265,980	61,305,810	246,654
Class IS	0	0	126,196	0

Net asset value per share
Class A	$8.06	$16.14	$--	$14.93

Class A -- Offering price (based on sales charge of 5.75%)	$8.55	$17.12	$--	$15.84

Class B	$8.06	$16.05	$--	$14.90

Class C	$8.08	$16.04	$--	$14.88

Class I	$8.03	$16.14	$10.55	$14.96

Class IS	$--	$--	$10.60	$--

See Combined Notes to Financial Statements.

EVERGREEN
Balanced Funds
Statements of Operations

	Year Ended March 31, 2002				Year Ended June 30, 2001
	Balanced Fund	Foundation Fund	Tax Strategic Foundation Fund	Select Balanced Fund (a)	Select Balanced Fund

Investment income
Dividends (net of foreign withholding taxes of $0, $16,078, $1,483, $5,301 and $1,114, respectively)	$6,728,263	$18,172,345	$1,286,864	$2,224,102	$1,909,140
Interest	27,531,728	58,376,470	6,387,185	8,870,707	16,890,611

Total investment income	34,259,991	76,548,815	7,674,049	11,094,809	18,799,751

Expenses
Advisory fee	4,041,940	16,061,947	1,637,105	1,877,825	2,797,975
Distribution Plan expenses	4,197,927	14,427,576	1,763,546	2,848	4,789
Administrative services fees	1,086,304	2,480,524	218,947	361,120	538,072
Transfer agent fee	2,158,789	7,298,320	344,560	271,756	372,790
Trustees’ fees and expenses	27,516	57,042	5,204	7,626	11,098
Printing and postage expenses	125,890	325,440	35,457	7,737	13,507
Custodian fee	260,177	559,889	55,567	88,875	124,767
Registration and filing fees	108,428	115,175	3,879	12,815	17,397
Professional fees	29,276	27,608	15,170	14,645	16,294
Interest expense	315	1,350	1,629	0	0
Other	18,211	179,701	6,228	6,019	65,396

Total expenses	12,054,773	41,534,572	4,087,292	2,651,266	3,962,085
Less: Expense reductions	(25,924)	(57,043)	(5,083)	(11,927)	(27,383)
Fee waivers	0	0	0	(292,367)	(538,072)

Net expenses	12,028,849	41,477,529	4,082,209	2,346,972	3,396,630

Net investment income	22,231,142	35,071,286	3,591,840	8,747,837	15,403,121

Net realized and unrealized gains or losses on securities and foreign currency related transactions
Net realized losses on:
Securities	(27,670,469)	(16,925,337)	(1,412,563)	(18,881,532)	(34,984,858)
Foreign currency related transactions	0	0	0	(49)	0

Net realized losses on securities and foreign currency related transactions	(27,670,469)	(16,925,337)	(1,412,563)	(18,881,581)	(34,984,858)

Net change in unrealized gains or losses on securities	12,669,170	(56,829,928)	(2,152,213)	(4,793,278)	(55,416,790)

Net realized and unrealized losses on securities and foreign currency related transactions	(15,001,299)	(73,755,265)	(3,564,776)	(23,674,859)	(90,401,648)

Net increase (decrease) in net assets resulting from operations	$7,229,843	$(38,683,979)	$27,064	$(14,927,022)	$(74,998,527)

(a) For the nine months ended March 31, 2002. The Fund changed its fiscal year end from June 30 to March 31, effective March 31, 2002.

See Combined Notes to Financial Statements.

EVERGREEN
Balanced Funds
Statements of Changes in Net Assets
Year Ended March 31, 2002

	Balanced Fund	Foundation Fund	Select Balanced Fund (a)	Tax Strategic Foundation Fund

Operations
Net investment income	$22,231,142	$35,071,286	$8,747,837	$3,591,840
Net realized losses on securities and foreign currency related transactions	(27,670,469)	(16,925,337)	(18,881,581)	(1,412,563)
Net change in unrealized gains or losses on securities	12,669,170	(56,829,928)	(4,793,278)	(2,152,213)

Net increase (decrease) in net assets resulting from operations	7,229,843	(38,683,979)	(14,927,022)	27,064

Distributions to shareholders from
Net investment income
Class A	(19,133,291)	(7,818,817)	0	(1,110,277)
Class B	(2,565,804)	(11,009,027)	0	(2,040,478)
Class C	(132,882)	(2,084,604)	0	(353,010)
Class I*	(258,793)	(13,791,249)	(8,618,064)	(111,345)
Class IS	0	0	(22,052)	0

Total distributions to shareholders	(22,090,770)	(34,703,697)	(8,640,116)	(3,615,110)

Capital share transactions
Proceeds from shares sold	112,488,795	226,840,328	399,504,162	8,231,406
Net asset value of shares issued in reinvestment of distributions	18,323,181	32,384,820	5,472,537	2,952,047
Payment for shares redeemed	(267,710,832)	(968,827,008)	(161,670,207)	(58,905,566)

Net increase (decrease) in net assets resulting from capital share transactions	(136,898,856)	(709,601,860)	243,306,492	(47,722,113)

Total increase (decrease) in net assets	(151,759,783)	(782,989,536)	219,739,354	(51,310,159)
Net assets
Beginning of period	1,169,628,586	2,812,655,695	428,196,868	245,332,644

End of period	$1,017,868,803	$2,029,666,159	$647,936,222	$194,022,485

Undistributed (overdistributed) net investment income	$35,260	$(63,201)	$70,453	$(16,691)

(a) For the nine months ended March 31, 2002. The Fund changed its fiscal year end from June 30 to March 31, effective March 31, 2002.

* Effective at the close of business on May 11, 2001, Class Y shares of each Fund, except Select Balanced Fund, were renamed as Institutional shares (Class I).
See Combined Notes to Financial Statements.

EVERGREEN
Balanced Funds
Statements of Changes in Net Assets
Year Ended March 31, 2002

				Year Ended June 30,
	Year Ended March 31, 2001			2001	2000
	Balanced Fund	Foundation Fund	Tax Strategic Foundation Fund	Select Balanced Fund	Select Balanced Fund

Operations
Net investment income	$35,963,803	$41,066,792	$4,476,180	$15,403,121	$19,663,684
Net realized gains or losses on securities and foreign currency related transactions	43,969,235	100,440,797	8,844,696	(34,984,858)	98,574,932
Net change in unrealized gains or losses on securities and foreign currency related transactions	(230,759,761)	(725,501,174)	(42,961,103)	(55,416,790)	(8,771,394)

Net increase (decrease) in net assets resulting from operations	(150,826,723)	(583,993,585)	(29,640,227)	(74,998,527)	109,467,222

Distributions to shareholders from
Net investment income
Class A	(29,227,287)	(8,457,810)	(1,408,724)	0	0
Class B	(4,758,699)	(11,761,843)	(2,489,481)	0	0
Class C	(106,281)	(2,048,325)	(454,879)	0	0
Class I*	(470,850)	(18,238,313)	(153,036)	(15,492,311)	(21,056,423)
Class IS	0	0	0	(52,629)	(24,980)
Net realized gains
Class A	(157,356,628)	(67,252,145)	0	0	0
Class B	(36,441,586)	(213,227,837)	0	0	0
Class C	(818,897)	(17,235,027)	0	0	0
Class I*	(2,245,780)	(148,803,007)	0	(77,688,997)	(24,379,440)
Class IS	0	0	0	(312,093)	(36,122)

Total distributions to shareholders	(231,426,008)	(487,024,307)	(4,506,120)	(93,546,030)	(45,496,965)

Capital share transactions
Proceeds from shares sold	46,503,387	404,993,993	18,933,831	113,111,102	85,046,898
Net asset value of shares issued in reinvestment of distributions	208,556,345	461,338,205	3,747,038	88,838,162	36,443,265
Payment of shares redeemed	(268,782,346)	(762,365,276)	(75,333,629)	(207,700,219)	(330,831,602)
Net asset value of shares issued in acquisition	0	429,406,942	0	0	88,725,755

Net increase (decrease) in net assets resulting from capital share transactions	(13,722,614)	533,373,864	(52,652,760)	(5,750,955)	(120,615,684)

Total decrease in net assets	(395,975,345)	(537,644,028)	(86,799,107)	(174,295,512)	(56,645,427)
Net assets
Beginning of period	1,565,603,931	3,350,299,723	332,131,751	602,492,380	659,137,807

End of period	$1,169,628,586	$2,812,655,695	$245,332,644	$428,196,868	$602,492,380

Undistributed (overdistributed) net investment income	$(119,675)	$450,887	$(6,429)	$36,768	$201,551

* Effective at the close of business on May 11, 2001, Class Y shares of each Fund, except Select Balanced Fund, were renamed as Institutional shares (Class I).

See Combined Notes to Financial Statements.

Combined Notes to Financial Statements

1. ORGANIZATION

The Evergreen Balanced Funds consist of Evergreen Balanced Fund (“Balanced Fund”), Evergreen Foundation Fund (“Foundation Fund”), Evergreen Select Balanced Fund (“Select Balanced Fund”) and Evergreen Tax Strategic Foundation Fund (“Tax Strategic Foundation Fund”), (collectively the “Funds”). Each Fund, except Select Balanced Fund, is a diversified series of Evergreen Equity Trust. Select Balanced Fund is a diversified series of Evergreen Select Equity Trust. Each Trust is a Delaware business trust organized on September 18, 1997 as an open-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”).

Each Fund, except Select Balanced Fund, offers Class A, Class B and Class C. Each Fund offers Institutional (“Class I”) shares. Select Balanced Fund also offers Institutional Service shares (“Class IS”). Class A shares are sold with a front-end sales charge. Class B and Class C shares are sold without a front-end sales charge, but pay a higher ongoing distribution fee than Class A and are sold subject to a contingent deferred sales charge that is payable upon redemption and decreases depending on how long the shares have been held. Class I shares are sold at net asset value and are not subject to contingent deferred sales charges or distribution fees. Class IS shares are sold without a front-end sales charge or a contingent deferred sales charge, but pay an ongoing distribution fee. Effective at the close of business on May 11, 2001, Class Y shares of Balanced Fund, Foundation Fund and Tax Strategic Foundation Fund were renamed as Class I. This did not change the fee and expense structure of the Class Y shareholders or their rights and privileges.

2. SIGNIFICANT ACCOUNTING POLICIES

The following is a summary of significant accounting policies consistently followed by the Funds in the preparation of their financial statements. The policies are in conformity with generally accepted accounting principles, which require management to make estimates and assumptions that affect amounts reported herein. Actual results could differ from these estimates.

A. Valuation of Investments

Portfolio debt securities acquired with more than 60 days to maturity are valued at prices obtained from an independent pricing service which takes into consideration such factors as similar security prices, yields, maturities, liquidity and ratings. Securities for which valuations are not available from an independent pricing service may be valued by brokers which use prices provided by market makers or estimates of market value obtained from yield data relating to investments or securities with similar characteristics.

Listed equity securities are valued at the last sale price reported on the national securities exchange, where the securities are principally traded.

Foreign securities traded on an established exchange are valued at the last sales price on the exchange where the security is primarily traded. If there has been no sale, the securities are valued at the mean between bid and asked prices.

Short-term securities with remaining maturities of 60 days or less at the time of purchase are valued at amortized cost, which approximates market value.

Investments in other mutual funds are valued at net asset value. Securities for which market quotations are not available are valued at fair value as determined in good faith, according to procedures approved by the Board of Trustees.

B. Repurchase Agreements

Securities pledged as collateral for repurchase agreements are held by the custodian bank or in a segregated account in the Fund’s name until the agreements mature. Collateral for certain tri-party repurchase agreements is held at the counterparty’s custodian in a segregated account for the benefit of the Fund and the counterparty. Each agreement requires that the market value of the collateral be sufficient to cover payments of interest and principal. However,

Combined Notes to Financial Statements (continued)

in the event of default or bankruptcy by the other party to the agreement, retention of the collateral may be subject to legal proceedings. Each Fund will only enter into repurchase agreements with banks and other financial institutions, which are deemed by the investment advisor to be creditworthy pursuant to guidelines established by the Board of Trustees.

C. Foreign Currency Translation

All assets and liabilities denominated in foreign currencies are translated in U.S. dollar amounts at the date of valuation. Purchases and sales of portfolio securities and income items denominated in foreign currencies are translated into U.S. dollar amounts on the respective dates of such transactions. The Funds do not separately account for that portion of the results of operations resulting from changes in foreign exchange rates on investments and the fluctuations arising from changes in market prices of securities held. Such fluctuations are included with the net realized and unrealized gains or losses on securities.

D. Foreign Currency Contracts

A foreign currency contract is an obligation to purchase or sell a specific currency for an agreed-upon price at a future date. The Funds enter into foreign currency contracts to facilitate transactions in foreign denominated securities and to attempt to minimize the risk to the Funds from adverse changes in the relationship between currencies. Foreign currency contracts are recorded at the forward rate and marked-to-market daily. When the contracts are closed, realized gains and losses arising from such transactions are recorded as realized gains or losses on foreign currency related transactions. The Funds could be exposed to risks if the counterparties to the contracts are unable to meet the terms of their contracts or if the value of the foreign currency changes unfavorably.

E. When-issued and Delayed Delivery Transactions

The Funds record when-issued securities no later than one business day after the trade date and maintain security positions such that sufficient liquid assets will be available to make payment for the securities purchased. Securities purchased on a when-issued or delayed delivery basis are marked-to-market daily and begin earning interest on the settlement date. Losses may occur on these transactions due to changes in market conditions or the failure of counterparties to perform under the contract.

F. Securities Lending

The Funds may lend their securities to certain qualified brokers in order to earn additional income. The Funds receive compensation in the form of fees or interest earned on the investment of any cash collateral received. The Funds receive collateral in the form of cash or securities with a market value at least equal to the market value of the securities on loan, including accrued interest. In the event of default or bankruptcy by the borrower, the Funds could experience delays and costs in recovering the loaned securities or in gaining access to the collateral.

G. Dollar Roll Transactions

Each Fund, except Tax Strategic Foundation Fund, may enter into dollar roll transactions with respect to mortgage backed securities. In a dollar roll transaction, the Fund sells mortgage backed securities to financial institutions and simultaneously agrees to accept substantially similar (same type, coupon and maturity) securities at a later date at an agreed upon price. Dollar roll transactions are treated as short-term financing arrangements which will not exceed 12 months. The Funds will use the proceeds generated from the transactions to invest in short-term investments, which may enhance a Fund’s current yield and total return.

H. Security Transactions and Investment Income

Security transactions are recorded no later than one business day after the trade date. Realized gains and losses are computed using the specific cost of the security sold. Interest income is recorded on the accrual basis and includes accretion of discounts and amortization of premiums relating to fixed-income securities held by the Funds. Dividend income is recorded on the ex-dividend date or in the case of some foreign securities, on the date when the Fund is made aware of the dividend. Foreign income and capital gains realized on some securities may be subject to foreign taxes, which are accrued as applicable.

Combined Notes to Financial Statements (continued)

I. Federal Taxes

Each Fund intends to continue to qualify as a regulated investment company and distribute all of its taxable and tax-exempt income, including any net capital gains (which have already been offset by available capital loss carryovers). Accordingly, no provision for federal taxes is required.

J. Distributions

Distributions to shareholders from net investment income and net realized gains are recorded on the ex-dividend date.

Such distributions are determined in conformity with income tax regulations, which may differ from generally accepted accounting principles. Reclassifications have been made to the Funds’ components of net assets to reflect income and gains available for distribution (or available capital loss carryovers, as applicable) under income tax regulations.

K. Class Allocations

Income, common expenses and realized and unrealized gains and losses are allocated to the classes based on the relative net assets of each class. Distribution fees, if any, are calculated daily at the class level based on the appropriate net assets of each class and the specific expense rates applicable to each class.

3. ADVISORY FEES AND OTHER TRANSACTIONS WITH AFFILIATES

Evergreen Investment Management Company, LLC (“EIMC”), an indirect wholly-owned subsidiary of Wachovia Corporation (“Wachovia”) (formerly, First Union Corporation), is the investment advisor to the Funds and is paid a management fee that is calculated and paid daily.

Tattersall Advisory Group (“TAG”), an indirect, wholly-owned subsidiary of Wachovia, is the sub-advisor to Balanced Fund, Foundation Fund and Select Balanced Fund and is paid by the investment advisor.

The management fee for the Balanced Fund is computed daily at an annual rate of 1.50% of the Fund’s gross investment income plus an amount determined by applying percentage rates, starting at 0.51% and declining to 0.21% per annum as net assets increase, to the average daily net assets of the Fund. The management fee for the Select Balanced Fund is computed and paid daily at a rate of 0.52% of the average daily net assets of the Fund.

The management fee for Foundation Fund and Tax Strategic Foundation Fund are computed and paid daily based on the Fund’s average daily net assets, in accordance with the following schedule:

	Management Fee Rate Starts at:	and Declines as Net Assets Increase to:
Foundation Fund	0.725%	0.550%
Tax Strategic Foundation Fund	0.750%	0.600%

Prior to January 1, 2002, Foundation Fund had a management fee rate that started at 0.775% and declined to 0.600%, as average daily net assets increased.

For the year ended March 31, 2002, the amount of investment advisory fees waived by the investment advisor for Select Balanced Fund was $292,367 and the impact on the Fund’s expense ratio, represented as a percentage of its average daily net assets was 0.08%.

Evergreen Investment Services, Inc. (“EIS”), an indirect, wholly-owned subsidiary of Wachovia, is the administrator to the Funds. As administrator, EIS provides the Funds with facilities, equipment and personnel and is paid an administrative fee of 0.10% of each Fund’s average daily net assets.

Evergreen Service Company, LLC (“ESC”), an indirect, wholly-owned subsidiary of Wachovia, is the transfer and dividend disbursing agent for the Funds.

Officers of the Funds and affiliated Trustees receive no compensation directly from the Funds.

Combined Notes to Financial Statements (continued)

4. DISTRIBUTION PLANS

Evergreen Distributor, Inc. (“EDI”), a wholly owned subsidiary of BISYS Fund Services, Inc., serves as principal underwriter to the Funds.

Each Fund has adopted Distribution Plans, as allowed by Rule 12b-1 of the 1940 Act, for each class of shares, except Class I. Distribution plans permit a Fund to compensate its principal underwriter for costs related to selling shares of the Fund and for various other specified services. These costs consist primarily of commissions and service fees to broker-dealers who sell shares of the Fund. Under the Distribution Plans, each class incurs distribution fees at the following annual rates:

Average Daily Net Assets
Class A	0.25%
Class B	1.00
Class C	1.00
Class IS	0.25

Of the above amounts, each share class may pay under its Distribution Plan a maximum service fee of 0.25% of the average daily net assets of the class to pay for shareholder service fees. Distribution Plan expenses are calculated and paid daily.

During the year ended March 31, 2002, amounts paid or accrued to EDI pursuant to each Fund’s Class A, Class B, Class C and Class IS Distribution Plans were as follows:

	Class A	Class B	Class C	Class IS

Balanced Fund	$2,185,543	$1,922,752	$89,632	$0
Foundation Fund	1,119,869	11,183,283	2,124,424	0
Select Balanced Fund	0	0	0	2,848
Tax Strategic Foundation Fund	126,655	1,394,914	241,977	0

With respect to Class B and Class C shares, the principal underwriter may pay distribution fees greater than the allowable annual amounts each Fund is permitted to pay under the Distribution Plans.

Each of the Distribution Plans may be terminated at any time by vote of the independent Trustees or by vote of a majority of the outstanding voting shares of the respective class.

5. ACQUISITION

Effective on the close of business on July 21, 2000, Foundation Fund acquired substantially all the assets and assumed certain liabilities of Evergreen Capital Balanced Fund, an open-end management investment company registered under the 1940 Act, in an exchange of shares. The net assets were exchanged through a tax-free exchange for 8,255,336 Class A shares, 160,745 Class B shares, 12,975,507 Class C shares and 1,575 Class I (formerly, Class Y) shares of Foundation Fund. The acquired net assets consisted primarily of portfolio securities with unrealized appreciation of $13,086,522. The aggregate net assets of Foundation Fund and Evergreen Capital Balanced Fund immediately prior to the acquisition were $3,159,650,995 and $429,406,942, respectively. The aggregate net assets of Foundation Fund immediately after the acquisition was $3,589,057,937.

6. CAPITAL SHARE TRANSACTIONS

The Funds have an unlimited number of shares of beneficial interest with $0.001 par value authorized. Shares of beneficial interest of the Funds are currently divided into Class A, Class B, Class C, Class I and/or Class IS. Transactions in shares of the Funds were as follows:

Combined Notes to Financial Statements (continued)

Balanced Fund

	Year Ended March 31, 2002		Year Ended March 31, 2001
	Shares	Amount	Shares	Amount

Class A
Shares sold	10,187,246	$82,944,682	1,751,019	$16,601,862
Automatic conversion of Class B shares to Class A shares	2,392,592	19,409,591	617,009	5,334,795
Shares issued in reinvestment of distributions	1,987,705	15,754,719	18,628,618	166,374,593
Shares redeemed	(19,684,554)	(158,832,595)	(21,480,080)	(213,714,142)

Net decrease	(5,117,011)	(40,723,603)	(483,434)	(25,402,892)

Class B
Shares sold	2,687,194	21,739,771	2,406,684	23,488,187
Automatic conversion of Class B shares to Class A shares	(2,391,100)	(19,409,591)	(616,590)	(5,334,795)
Shares issued in reinvestment of distributions	299,511	2,371,013	4,368,917	38,945,323
Shares redeemed	(12,421,566)	(100,710,568)	(5,005,653)	(49,266,606)

Net increase (decrease)	(11,825,961)	(96,009,375)	1,153,358	7,832,109

Class C
Shares sold	798,105	6,459,423	613,560	5,910,201
Shares issued in reinvestment of distributions	14,975	118,502	96,884	861,272
Shares redeemed	(327,650)	(2,636,815)	(117,057)	(1,155,696)

Net increase	485,430	3,941,110	593,387	5,615,777

Class I
Shares sold	163,435	1,344,919	50,179	503,137
Shares issued in reinvestment of distributions	9,968	78,947	267,209	2,375,157
Shares redeemed	(685,606)	(5,530,854)	(449,968)	(4,645,902)

Net decrease	(512,203)	(4,106,988)	(132,580)	(1,767,608)

Net decrease		($136,898,856)		($13,722,614)

Foundation Fund

	Year Ended March 31, 2002		Year Ended March 31, 2001
	Shares	Amount	Shares	Amount

Class A
Shares sold	4,601,642	$76,326,150	4,759,005	$94,701,088
Automatic conversion of Class B shares to Class A shares	425,756	7,057,437	192,799	3,437,106
Shares issued in reinvestment of distributions	450,508	7,275,755	3,728,168	73,478,158
Shares redeemed	(9,354,045)	(154,000,665)	(7,803,106)	(153,472,074)
Shares issued in acquisition of Evergreen Capital Balanced Fund	0	0	8,255,336	166,396,900

Net increase (decrease)	(3,876,139)	(63,341,323)	9,132,202	184,541,178

Class B
Shares sold	2,428,999	40,042,575	7,647,477	154,907,821
Automatic conversion of Class B shares to Class A shares	(428,614)	(7,057,437)	(194,184)	(3,437,106)
Shares issued in reinvestment of distributions	653,880	10,489,592	11,052,762	218,058,968
Shares redeemed	(16,460,376)	(267,365,856)	(13,257,634)	(259,796,120)
Shares issued in acquisition of Evergreen Capital Balanced Fund	0	0	160,745	3,219,415

Net increase (decrease)	(13,806,111)	(223,891,126)	5,409,166	112,952,978

Class C
Shares sold	402,221	6,613,893	1,455,284	29,329,588
Shares issued in reinvestment of distributions	117,690	1,888,620	954,675	18,226,466
Shares redeemed	(4,657,236)	(75,804,432)	(3,487,784)	(67,016,682)
Shares issued in acquisition of Evergreen Capital Balanced Fund	0	0	12,975,507	259,758,873

Net increase (decrease)	(4,137,325)	(67,301,919)	11,897,682	240,298,245

Class I
Shares sold	6,309,182	103,857,710	6,433,543	126,055,496
Shares issued in reinvestment of distributions	788,812	12,730,853	7,651,983	151,574,613
Shares redeemed	(28,732,556)	(471,656,055)	(14,389,416)	(282,080,400)
Shares issued in acquisition of Evergreen Capital Balanced Fund	0	0	1,575	31,754

Net decrease	(21,634,562)	(355,067,492)	(302,315)	(4,418,537)

Net increase (decrease)		($709,601,860)		$533,373,864

Combined Notes to Financial Statements (continued)

Select Balanced Fund

	Year Ended March 31, 2002 (a)		Year Ended June 30, 2001		Year Ended June 30, 2000
	Shares	Amount	Shares	Amount	Shares	Amount

Class I
Shares sold	37,511,229	$399,427,197	8,469,451	$109,776,218	5,958,011	$83,516,003
Shares issued in reinvestment of distributions	520,845	5,458,600	6,808,659	88,496,489	2,622,339	36,429,342
Shares redeemed	(15,259,560)	(160,738,353)	(16,572,280)	(205,981,778)	(23,823,123)	(329,841,924)
Shares issued in acquisition:
Corestates Balanced Fund	0	0	0	0	422,321	5,780,695
Corestates Balanced Trust	0	0	0	0	6,059,738	82,945,060

Net increase (decrease)	22,772,514	244,147,444	(1,294,170)	(7,709,071)	(8,760,714)	(121,170,824)

Class IS
Shares sold	7,208	76,965	253,720	3,334,884	109,074	$1,530,895
Shares issued in reinvestment of distributions	1,326	13,937	26,313	341,673	998	13,923
Shares redeemed	(87,802)	(931,854)	(143,209)	(1,718,441)	(71,241)	(989,678)

Net increase (decrease)	(79,268)	(840,952)	136,824	1,958,116	38,831	555,140

Net increase (decrease)		$243,306,492		$(5,750,955)		$(120,615,684)

(a) For the nine months ended March 31, 2002. The Fund changed its fiscal year end from June 30 to March 31, effective March 31, 2002.

Tax Strategic Foundation Fund

	Year Ended March 31, 2002		Year Ended March 31, 2001
	Shares	Amount	Shares	Amount

Class A
Shares sold	206,615	$3,132,606	346,772	$5,714,654
Automatic conversion of Class B shares to Class A shares	35,721	544,053	34,073	543,823
Shares issued in reinvestment of distributions	65,403	972,715	75,441	1,221,104
Shares redeemed	(1,090,187)	(16,417,225)	(1,265,880)	(20,912,140)

Net decrease	(782,448)	(11,767,851)	(809,594)	(13,432,559)

Class B
Shares sold	210,363	3,181,566	502,306	8,216,182
Automatic conversion of Class B shares to Class A shares	(35,804)	(544,053)	(34,164)	(543,823)
Shares issued in reinvestment of distributions	111,732	1,659,782	128,685	2,083,557
Shares redeemed	(2,123,440)	(32,038,188)	(2,579,687)	(42,524,738)

Net decrease	(1,837,149)	(27,740,893)	(1,982,860)	(32,768,822)

Class C
Shares sold	116,826	1,766,631	296,206	4,912,278
Shares issued in reinvestment of distributions	18,093	268,335	22,800	368,558
Shares redeemed	(568,413)	(8,565,225)	(628,493)	(10,302,356)

Net decrease	(433,494)	(6,530,259)	(309,487)	(5,021,520)

Class I
Shares sold	9,999	150,603	5,556	90,717
Shares issued in reinvestment of distributions	3,431	51,215	4,538	73,819
Shares redeemed	(124,355)	(1,884,928)	(95,250)	(1,594,395)

Net decrease	(110,925)	(1,683,110)	(85,156)	(1,429,859)

Net decrease		($47,722,113)		($52,652,760)

7. SECURITIES TRANSACTIONS

Cost of purchases and proceeds from sales of investment securities (excluding short-term securities and mortgage dollar roll transactions) were as follows for the year ended March 31, 2002:

	Cost of Purchases		Proceeds from Sales
	U.S. Government	Non-U.S.Government	U.S. Government	Non-U.S.Government
Balanced Fund	$1,305,100,420	$1,240,549,749	$1,174,353,722	$1,476,928,477
Foundation Fund	2,065,377,803	2,632,192,792	2,616,300,543	2,617,117,817
Select Balanced Fund	539,196,271	504,140,009	488,247,028	304,340,400
Tax Strategic Foundation Fund	0	45,974,127	0	93,244,771

Combined Notes to Financial Statements (continued)

The Funds loaned securities during the year ended March 31, 2002 to certain brokers. At March 31, 2002, Balanced Fund and Select Balanced Fund had no securities on loan. For the Foundation Fund and Tax Strategic Foundation Fund, the value of securities on loan and the value of collateral (including accrued interest) in addition to the amount of income earned from securities lending during the year ended March 31, 2002 were as follows:

	Value of Securities on Loan	Value of Collateral	Securities Lending Income

Balanced Fund	$0	$0	$26,621
Foundation Fund	9,608,191	10,410,920	203,862
Select Balanced Fund	0	0	41
Tax Strategic Foundation Fund	696,815	737,770	6,148

On March 31, 2002, the composition of unrealized appreciation and depreciation on securities based on the aggregate cost of securities for federal income tax purposes were as follows:

	Tax Cost	Gross Unrealized Appreciation	Gross Unrealized Depreciation	Net Unrealized Appreciation/ (Depreciation)

Balanced Fund	$984,042,219	$70,408,790	$28,124,663	$42,284,127
Foundation Fund	2,000,492,883	109,607,492	60,541,293	49,066,199
Select Balanced Fund	668,202,225	21,336,924	27,568,689	(6,231,765)
Tax Strategic Foundation Fund	178,672,337	21,993,607	6,533,119	15,460,488

As of March 31, 2002, the Funds had capital loss carryovers for federal income tax purposes as follows:

	Total Capital Loss Carryovers	Expiration
		2008	2010
Balanced Fund	$38,874,434	$0	$38,874,434
Foundation Fund	20,954,328	0	20,954,328
Select Balanced Fund	58,693,978	0	58,693,978
Tax Strategic Foundation Fund	1,644,907	155,004	1,489,903

During the year ended March 31, 2002, Balanced Fund, Foundation Fund and Select Balanced Fund entered into mortgage dollar roll transactions and earned $13,010, $876,664 and $62,770, respectively, in mortgage dollar roll income. At March 31, 2002, Balanced Fund and Select Balanced Fund had the following mortgage dollar roll agreements outstanding:

	Dollar Roll Amount	Counterparty	Settlement Date
Balanced Fund	$1,138,779	Greenwich Capital	4/11/2002
	7,077,060	UBS Warburg LLC	4/16/2002
Select Balanced Fund	1,594,919	Morgan Stanley & Co., Inc.	4/11/2002
	1,493,391	Merrill Lynch Pierce & Fenner SM	4/11/2002
	3,779,737	UBS Warburg LLC	4/16/2002
	1,594,372	First Tennessee Bank	4/16/2002

8. EXPENSE REDUCTIONS

Through expense offset arrangements with ESC and their custodian, a portion of the fund expenses have been reduced. The amount of expense reductions received by each Fund and the impact of the total expense reductions on each Fund’s annualized expense ratio represented as a percentage of its average net assets were as follows:

	Total Expense Reductions	% of Average Net Assets
Balanced Fund	$25,924	0.00%
Foundation Fund	57,043	0.00%
Select Balanced Fund	11,927	0.00%
Tax Strategic Foundation Fund	5,083	0.00%

Combined Notes to Financial Statements (continued)

9. DEFERRED TRUSTEES’ FEES

Each independent Trustee of each Fund may defer any or all compensation related to performance of their duties as Trustees. The Trustees’ deferred balances are allocated to deferral accounts, which are included in the accrued expenses for the Fund. The investment performance of the deferral accounts are based on the investment performance of certain Evergreen Funds. Any gains earned or losses incurred in the deferral accounts are reported in the Fund’s Trustees’ fees and expenses. At the election of the Trustees, the deferral account will be paid either in one lump sum or in quarterly installments for up to ten years.

10. FINANCING AGREEMENT

The Fund and certain other Evergreen Funds share in a $725 million unsecured revolving credit commitment to temporarily finance the purchase or sale of securities for prompt delivery, including funding redemption of their shares, as permitted by each Fund’s borrowing restrictions. Borrowings under this facility bear interest at 0.50% per annum above the Federal Funds rate. All of the Funds are charged an annual commitment fee of 0.10% of the unused balance, which is allocated pro rata. For its assistance in arranging the financing agreement, First Union Securities, Inc. was paid a one-time arrangement fee of $150,000, which was charged to the Funds and also allocated pro rata.

For the year ended March 31, 2002, Balanced Fund, Foundation Fund and Tax Strategic Foundation Fund had average borrowings outstanding as follows:

	Average Borrowings Outstanding	Average Interest Rate	Interest Expense	Interest Expense as % of Average Daily Net Assets

Balanced Fund	$6,978	4.51%	$315	0.00%
Foundation Fund	59,341	2.27%	1,350	0.00%
Tax Strategic Foundation Fund	59,113	2.76%	1,629	0.00%

11. CHANGE IN ACCOUNTING PRINCIPLE

As required, effective April 1, 2001, the Funds have adopted the provisions of the AICPA Audit and Accounting Guide, Audits of Investment Companies, which amends certain accounting practices and disclosures, including amortization of premiums and accretion of discounts. Accordingly, the Funds began amortizing premium and accreting discount on all fixed-income securities.

Prior to April 1, 2001, each Fund (except Balanced Fund) was already complying with the accounting practice of amortizing premiums and accreting discounts on fixed-income securities. Balanced Fund accreted discounts but did not amortize premiums on its fixed-income securities. The cumulative effect of this change in accounting policy relating to fixed-income securities held by the Funds prior to the effective date of the change are not considered significant to the financial statements of the Funds. There is no significant impact to current year financial statements as a result of adopting this accounting change.

12. SUBSEQUENT DISTRIBUTIONS TO SHAREHOLDERS

On April 30, 2002, the Select Balanced Fund declared distributions from net investment income of $0.0194 per share, payable on May 1, 2002 to Class I shareholders of record on April 30, 2002. These distributions are not reflected in the accompanying financial statements.

Independent Auditors’ Report

The Board of Trustees and Shareholders
Evergreen Balanced Funds

We have audited the accompanying statements of assets and liabilities, including the schedules of investments of the Evergreen Balanced Fund, Evergreen Foundation Fund, Evergreen Select Balanced Fund, and Evergreen Tax Strategic Foundation Fund, portfolios of the Evergreen Balanced Funds, as of March 31, 2002, and the related statements of operations for the year then ended, the statements of changes in net assets for each of the years or periods in the two-year period then ended, and the financial highlights for each of the years or periods in the five-year period then ended. These financial statements and financial highlights are the responsibility of the Funds’ management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform our audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of March 31, 2002 by correspondence with the custodian. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of each of the portfolios of the Evergreen Balanced Funds as of March 31, 2002, the results of their operations, changes in their net assets and financial highlights for each of the years or periods described above in conformity with accounting principles generally accepted in the United States of America.

Boston, Massachusetts
May 3, 2002

Additional Information (unaudited)

For corporate shareholders, the following percentages of ordinary income dividends paid during the fiscal year ended March 31, 2002 qualified for the dividends received deduction:

Balanced Fund	29.53%
Foundation Fund	52.28%
Select Balanced Fund	20.95%
Tax Strategic Foundation Fund	100.00%

For the fiscal year ended March 31, 2002, the percentage representing the portion of distributions from net investment income, which are exempt from federal income tax, other than alternative minimum tax for Tax Strategic Foundation Fund is 81.86%.

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Board of Trustees

Name, Address and Date of Birth	Position with Trust	Begining Year of Term of Office*	Principal Occupations for Last Five Years	Number of Portfolios Overseen in Evergreen Funds complex	Other Directorships held outside of Evergreen Funds complex

Charles A. Austin III 200 Berkeley Street Boston, MA 02116 DOB: 10/23/1934	Trustee	1991	Investment Counselor, Anchor Capital Advisors, Inc. (investment advice); Director, The Andover Companies (insurance); Trustee, Arthritis Foundation of New England; Director, The Francis Ouimet Society; Former Investment Counselor, Appleton Partners, Inc. (investment advice); Former Director, Executive Vice President and Treasurer, State Street Research & Management Company (investment advice); Former Director, Health Development Corp. (fitness-wellness centers); Former Director, Mentor Income Fund, Inc.; Former Trustee, Mentor Funds and Cash Resource Trust.	98	None

K. Dun Gifford 200 Berkeley Street Boston, MA 02116 DOB: 10/23/1938	Trustee	1974	Chairman and President, Oldways Preservation and Exchange Trust (education); Trustee, Treasurer and Chairman of the Finance Committee, Cambridge College; Former Managing Partner, Roscommon Capital Corp.; Former Chairman of the Board, Director, and Executive Vice President, The London Harness Company (leather goods purveyor); Former Chairman, Gifford, Drescher & Associates (environmental consulting); Former Director, Mentor Income Fund, Inc.; Former Trustee, Mentor Funds and Cash Resource Trust.	98	None

Leroy Keith, Jr. 200 Berkeley Street Boston, MA 02116 DOB: 2/14/1939	Trustee	1983	Partner, Stonington Partners, Inc. (private investment firm); Trustee of Phoenix Series Fund, Phoenix Multi-Portfolio Fund, and The Phoenix Big Edge Series Fund; Former Chairman of the Board and Chief Executive Officer, Carson Products Company (manufacturing); Former Director of Phoenix Total Return Fund and Equifax, Inc. (worldwide information management); Former President, Morehouse College; Former Director, Mentor Income Fund, Inc.; Former Trustee, Mentor Funds and Cash Resource Trust.	98	Trustee, Phoenix Series Fund, Phoenix Multi-Portfolio Fund, and The Phoenix Big Edge Series Fund

Gerald M. McDonnell 200 Berkeley Street Boston, MA 02116 DOB: 7/14/1939	Trustee	1988	Sales Manager, SMI-STEEL — South Carolina (steel producer); Former Sales and Marketing Management, Nucor Steel Company; Former Director, Mentor Income Fund, Inc.; Former Trustee, Mentor Funds and Cash Resource Trust.	98	None

Thomas L. McVerry 200 Berkeley Street Boston, MA 02116 DOB: 8/2/1938	Trustee	1993	Director of Carolina Cooperative Credit Union; Former Director, Mentor Income Fund, Inc.; Former Trustee, Mentor Funds and Cash Resource Trust.	98	None

William Walt Pettit 200 Berkeley Street Boston, MA 02116 DOB: 8/26/1955	Trustee	1984	Partner and Vice President in the law firm of Kellam & Pettit, P.A.; Former Director, Mentor Income Fund, Inc.; Former Trustee, Mentor Funds and Cash Resource Trust.	98	None

David M. Richardson 200 Berkeley Street Boston, MA 02116 DOB: 9/19/1941	Trustee	1982	President, Richardson, Runden & Company (new business development/consulting company); Managing Director, Kennedy Information, Inc. (executive recruitment information and research company); Trustee, 411 Technologies, LLP (communications); Director, J&M Cumming Paper Co. (paper merchandising); Columnist, Commerce and Industry Association of New Jersey; Former Vice Chairman, DHR International, Inc. (executive recruitment); Former Senior Vice President, Boyden International Inc. (executive recruitment); Former Director, Mentor Income Fund, Inc.; Former Trustee, Mentor Funds and Cash Resource Trust.	98	None

Russell A. Salton, III MD 200 Berkeley Street Boston, MA 02116 DOB: 6/2/1947	Trustee	1984	Medical Director, Healthcare Resource Associates, Inc.; Former Medical Director, U.S. Health Care/Aetna Health Services; Former Consultant, Managed Health Care; Former President, Primary Physician Care; Former Director, Mentor Income Fund, Inc.; Former Trustee, Mentor Funds and Cash Resource Trust.	98	None

Michael S. Scofield 200 Berkeley Street Boston, MA 02116 DOB: 2/20/1943	Trustee	1984	Attorney, Law Offices of Michael S. Scofield; Former Director, Mentor Income Fund, Inc.; Former Trustee, Mentor Funds and Cash Resource Trust.	98	None

Richard J. Shima 200 Berkeley Street Boston, MA 02116 DOB: 8/11/1939	Trustee	1993	Independent Consultant; Director, Trust Company of CT; Trustee, Saint Joseph College (CT); Director of Hartford Hospital, Old State House Association; Trustee, Greater Hartford YMCA; Former Chairman, Environmental Warranty, Inc. (insurance agency); Former Executive Consultant, Drake Beam Morin, Inc. (executive outplacement); Former Director of Enhance Financial Services, Inc.; Former Director of CTG Resources, Inc. (natural gas); Former Director Middlesex Mutual Assurance Company; Former Chairman, Board of Trustees, Hartford Graduate Center; Former Director, Mentor Income Fund, Inc.; Former Trustee, Mentor Funds and Cash Resource Trust.	98	None

Richard K. Wagoner, CFA** 200 Berkeley Street Boston, MA 02116 DOB: 12/12/1937	Trustee	1999	Current Member and Former President, North Carolina Securities Traders Association; Member, Financial Analysts Society; Former Chief Investment Officer, Executive Vice President and Head of Capital Management Group, First Union National Bank; Former Consultant to the Boards of Trustees of the Evergreen Funds; Former Member, New York Stock Exchange; Former Trustee, Mentor Funds and Cash Resource Trust.	98	None

* Each Trustee serves until a successor is duly elected or qualified or until his death, resignation, retirement or removal from office.

** Mr. Wagoner is an “interested person” of the funds because of his ownership of shares in Wachovia Corporation (formerly First Union Corporation), the parent to the funds’ investment advisor.

Additional information about the funds’ Board of Trustees can be found in the Statement of Additional Information (SAI) and is available upon request without charge by calling 800.343.2898.

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543690 5/2002

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Evergreen Investments
200 Berkeley Street
Boston, MA 02116-5034